Exhibit 10.2

INFORMATION TECHNOLOGY SERVICES AGREEMENT

BETWEEN

FIDELITY INFORMATION SERVICES

AND

PLACER SIERRA BANK

THIS AGREEMENT by and between Fidelity Information Services, Inc., an Arkansas corporation with offices located at 601 South Lake Destiny Drive, Suite 300, Maitland, Florida 32751 (“Fidelity”) and Placer Sierra Bank, with offices located at 649 Lincoln Way, Auburn, California 95603 (“Customer”) (each of Fidelity and Customer, a “party,” and collectively, the “parties”) is made as of the later of the dates on which the parties sign below (“Effective Date”).

On or about December 21, 2000, Aurum Technology Inc. and Customer entered into an information technology services agreement which was amended from time to time (“Prior Agreement”). On or about March 2004, Aurum Technology Inc. became a wholly-owned subsidiary of Fidelity. Fidelity and Customer now desire to renew and expand their business relationship. Accordingly, the parties have agreed to certain General Terms and Conditions as more particularly identified below and attached hereto (“General Terms”) that shall govern the new relationship between the parties.

The parties agree that the General Terms, and any addenda thereto, shall be incorporated by reference to each Schedule identified below and attached hereto (“Schedule”), as well as to such additional Schedule(s) as may be agreed to by the parties from time to time provided however that each such Schedule explicitly incorporates these General Terms. The parties hereby agree that each Schedule as provided below combined with the General Terms and this Signature Page constitutes a separate and independent legal agreement between the parties. Notwithstanding the above, each Schedule identified below, the General Terms, and the Signature Page shall be collectively referred to as the “New Agreement”.

The General Terms and each Schedule identified below shall supersede and replace in all respects the Prior Agreement on the Commencement Date as defined in the Core Service Bureau Processing Schedule, which is part of this New Agreement. From the Effective Date of this New Agreement until the Core Service Processing Schedule Commencement Date the parties specifically agree that (1) the eDelivery Services Schedule will go into effect as set forth in the terms of such Schedule, which will not affect the terms of the Prior Agreement as the Prior Agreement does not address those services, (2) the parties specifically agree that all references to Item Processing services in the Prior Agreement shall be superseded and replaced in all respects by the Item Processing Services Schedule which is a part of the New Agreement and that such terms will go into effect upon the execution of the New Agreement, and (3) Fidelity shall provide all other services as defined in the Prior Agreement in accordance with the terms and conditions as set forth therein until the earlier of: (a) the Commencement Date as defined in the Core Service Bureau Processing Schedule which is a part of the New Agreement, at which time all provisions of the New Agreement will be in effect; or (b) March 1, 2008. The parties further agree that on the Commencement Date as defined in the Core Service Bureau Processing Agreement, all of the schedules listed below, as well as any schedules which may be added prior thereto, shall at that time become coterminous with such Core Service Bureau Processing Agreement.

The parties acknowledge that each has reviewed the version number, as set forth below, used to identify the General Terms, Addendum to General Terms, and the Schedule(s) attached hereto and confirm that said version number is the correct version of the General Terms, Addendum to General Terms, and Schedule(s) to which each party has agreed.

☒	GENERAL TERMS AND CONDITIONS	(GTC102v3/MG/Dated 8/08/05)
☒	Addendum to General Terms and Conditions	(Addendum to GTCs/MG/Dated 8/01/05)
☒	Core Service Bureau Processing Schedule	(SCHSB100v3/MG/Dated 8/08/05)
☒	Internet Banking Services Schedule	(SCHIB102v2/MG/Dated 7/28/05)
☒	Software License Schedule	(SCHLIC100v2/MG/Dated 7/28/05)
☒	Bill Payment Services Schedule	(SCHMVBP100v3/MG/Dated 8/08/05)
☒	eDelivery Services Schedule	(SCHeDel100v3/MG/Dated 8/24/05)
☒	Software Maintenance Schedule	(MAINTSCHED100v3/MG/Dated 8/23/05)
☒	Item Processing Services Schedule	(SCHIPv4/MG/Dated 8/24/05)

THE AUTHORIZED OFFICER OR REPRESENTATIVE OF EACH PARTY has signed this Information Technology Services Agreement as a legally binding obligation of such party.

FIDELITY INFORMATION SERVICES, INC.		PLACER SIERRA BANK

By:	/s/ Gary Norcross	By:	/s/ David E. Hooston
Name:	Gary Norcross	Name:	David E. Hooston
Title:	President, Integrated Financial Solutions	Title:	Treasurer
Date:	September 2, 2005	Date:	August 24, 2005

GENERAL TERMS AND CONDITIONS

These General Terms and Conditions (“General Terms”) shall apply and be incorporated by reference to each and every Signature Page and Schedule between Fidelity Information Services, Inc. (“Fidelity”) and Placer Sierra Bank (“Customer”) (each of Fidelity and Customer, a “party,” and collectively, the “parties”) and shall be coterminous with each such Schedule provided however that each such Signature Page and Schedule explicitly incorporates by reference these General Terms.

1.	DEFINED TERMS. Except as may be modified in any Addenda to these General Terms, a Schedule or attachment thereto, the following defined terms shall have the meanings ascribed to them below.

1.1.	“Adjustment Date” shall mean the month in which the anniversary of the Commencement Date, as defined in each Schedule, falls each year.

1.2.	“Affiliate” shall mean a company which owns or controls, directly or indirectly, a majority of the stock of one of the parties, or a company whose stock is owned or controlled, directly or indirectly, by one of the parties or its parent.

1.3.	“Agreement” shall be as defined on the applicable Signature Page.

1.4.	“Attachment” shall mean the document setting forth the fees for contracted products and/or services as described in the Schedule and which is attached to such Schedule and may be numbered.

1.5.	“Commencement Date” shall be specifically defined in the appropriate Schedule(s) describing an item of Software, Third Party Software, Equipment or a Service to be provided to Customer.

1.6.	“Confidential Information” shall mean all information of a non-public nature including Customer Proprietary Information and Fidelity Proprietary Information. “Confidential Information” shall also include all “non-public personal information” as defined in Title V of the GLB Act that Fidelity receives from or at the direction of Customer and that concerns any of Customer’s “customers” and/or “consumers” (as defined in the GLB Act).

1.7.	“CPI-U” shall mean Consumer Price Index for All Urban Consumers-Other Goods and Services as published by the U.S. Department of Labor, Bureau of Labor Statistics.

1.8.	“Customer” shall mean the financial institution, company or entity other than Fidelity listed on the Signature Page.

1.9.	“Customer Proprietary Information” shall mean all of Customer’s data, output, and any Customer-provided software, if applicable, and any modifications to the foregoing.

1.10.	“Equipment” shall mean the hardware that may be identified in a Schedule and/or Attachment as being sold or leased to Customer pursuant to the terms of such Schedule.

1.11.	“Escalation Procedures” shall mean the procedures set forth in Section 16.3 of these General Terms and Conditions.

1.12.	“Expiration Date” shall mean the last day of the initial Term or of the then-current Renewal Term.

1.13.	“Fidelity Proprietary Information” shall mean specifications, manuals, tapes, programs, file formats, user documentation, and the Software and other materials belonging to, developed by, and/or furnished to Customer by Fidelity and any enhancements or modifications to the foregoing.

1.14.	“GLB Act” shall mean the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) and the implementing regulations thereunder, as the same may be amended from time to time.

1.15.	“Press Release” shall mean any news release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public.

1.16.	“Renewal Term” shall be set forth in the applicable Schedule.

1.17.	“Schedule(s)” shall mean each of the separate schedule(s) which further describe the products and/or services being provided to Customer by Fidelity and to which these General Terms apply.

1.18.	“Services” shall mean the services that are described in a Schedule, including, not limited to, data processing, support, recovery, and/or consulting services.

1.19.	“Signature Page” shall be the cover page attached to these General Terms and/or each Schedule which requires a signature by each of the parties. A separate Signature Page shall be signed each time the parties agree to add another Schedule to these General Terms which shall more specifically identify the Schedule being attached.

1.20.	“Software” shall mean the object code version of the proprietary computer programs of Fidelity that may be identified in a Schedule and/or Attachment as being licensed to Customer pursuant to the terms of such Schedule and/or Attachment.

1.21.	“Term” shall be as set forth in the applicable Schedule.

1.22.	“Termination Date” shall be the last day that a product(s) or service(s) is being provided to Customer by Fidelity.

1.23.	“Third Party Software” shall mean the object code version of the proprietary computer programs of a third party that may be identified in a Schedule and/or Attachment as being licensed by Customer pursuant to the terms of such Schedule.

2. TERMINATION AND RENEWAL.

2.1 Right to Terminate. Either Fidelity or Customer may elect to terminate this Agreement if: (a) the defaulting party fails to cure any material default hereunder within ninety (90) days after receipt of written notice from the other party, which notice shall specify the nature and extent of any such material default (except for a default caused by nonpayment by Customer and is addressed in Section 3.1 or for breach of confidentiality provisions as set forth in Section 9); or (b) the other party ceases to do business, makes a composition or assignment for the benefit of creditors, becomes bankrupt or insolvent, or is found subject to any provisions of the bankruptcy code concerning involuntary bankruptcy or similar proceeding.

2.2 Method of Termination. Exercise of the right to terminate under Section 2.1 must be accomplished by written notice (in accordance with Section 17.2) to the defaulting party, specifying the basis for such termination, and fixing the Termination Date which shall be a date following the date of such notice. If either party is terminating under Section 2.1 (a) above, in which the other party has failed to cure a default, such written notice shall allow one hundred eighty (180) days following the date of such notice for complete termination of Services unless otherwise specified in a Schedule. If either party is terminating under Section 2.1 (b) above, no notice of default or cure period is required and such written notice will allow thirty (30) days following the date of such notice for complete termination of this Agreement.

2.3 No Waiver of Default. The failure of either party to exercise any right of termination hereunder shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

2.4 Extended Services. Any services that are provided to Customer after the expiration or termination of this Agreement, for which a written agreement has not been entered into by the parties, shall be provided by Fidelity on a month-to-month basis subject to the terms and conditions of this Agreement, except that the fees for such services shall be [***] of Fidelity’s then-current standard fees.

2.5 Liquidated Damages. If this Agreement is terminated by Customer for any reason, including but not limited to Customer’s refusal to convert to the Fidelity HORIZON core product as contemplated herein, Customer shall pay to Fidelity, as liquidated damages and in addition to all unpaid amounts due and owing to Fidelity under this Agreement from the Effective Date up to and including the Termination Date, (i) a fee equal to the [***] due under this Agreement from the day immediately following the [***] through the end of the Term or then current Renewal Term had the termination not occurred; (ii) with respect to any transaction-based services, an amount equal to [***]; (iii) any termination and shutdown costs incurred by Fidelity; (iv) the then net book value of all software and hardware acquired by Fidelity to perform the Services hereunder on Customer’s behalf during the Term or any Renewal Term, if any, and (v) any applicable deconversion costs. No refund of fees shall be made to Customer. Termination and shutdown costs may include, but are not necessarily limited to: costs actually incurred by Fidelity to cancel leases, licenses, subcontractor or other similar agreements, and costs associated with termination and/or relocation of dedicated resources. Fidelity shall use its reasonable efforts to mitigate the termination and shutdown costs.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

2.6 Date Fees are Payable. All known fees described in this Section 2 are due and payable prior to the earlier of sixty (60) days prior to the Termination Date and the release of any data in Fidelity’s possession to Customer. Any fees not known as of the date notice is given will be invoiced to Customer as they are incurred by Fidelity. Furthermore, in addition to the fees described in this Section 2, Customer shall continue to make all payments due and payable to Fidelity pursuant to this Agreement for any Services rendered through the Termination Date. The fees described in this Section 2 are exclusive of any fees associated with deconversion.

2.7 Return of Fidelity Data. Upon termination of these General Terms or any Schedule attached hereto, Customer will, at its expense, promptly return to Fidelity or destroy all copies of written or electronic materials, maintenance and policy manuals and other publications of Fidelity relating to the Services being so terminated (collectively “Copies”). Customer will destroy all Copies contained on any hard drive or other fixed medium of storage. Within sixty (60) days from the date of termination of this Schedule, an officer of Customer will certify in writing to Fidelity that Customer has complied with all requirements of this Section.

3. FEES AND EXPENSES.

3.1 Fees Payable to Fidelity. The fees payable pursuant to this Agreement are set forth in the Schedule and/or Attachment, shall be paid in U.S. Dollars, and shall be due to Fidelity within [***] days of date of invoice. All payments due to Fidelity hereunder shall, unless otherwise indicated, be mailed to Fidelity at the remittance address on the invoice. If mutually agreed between the parties, Customer may alternatively make all payments under this Agreement by wire transfer or ACH of immediately available U.S. funds to an account or accounts designated by Fidelity. In the event that the due date of any payment is not a day upon which banks are open in the United States, then the due date of the payment shall be the next bank business day. Any amount not received by Fidelity within [***] days after the payment due date shall be subject to interest on the balance overdue at a rate equal to the lesser of: (i) the prime rate plus [***] per annum, as published in the Wall Street Journal on the first Monday (or next bank business day) following the payment due date; or (ii) the highest rate permitted by law, in each case for the number of days from payment due date up to and including the date payment is actually received by Fidelity. However, if any amount is not paid when due, Fidelity may, at its option, immediately suspend performance hereunder until payment is made, in addition to any other rights or remedies provided to Fidelity by this Agreement or applicable law.

3.2 Disputed Charges. Should Customer dispute in good faith all or a portion of the amount due on any invoice or require any adjustment to an invoiced amount, Customer shall notify Fidelity in writing prior to the payment due date, of the nature and basis of the dispute and/or adjustment as soon as possible using the dispute resolution procedures set forth in Section 16 of this Agreement. Each party shall use its reasonable efforts to resolve the dispute prior to the payment due date. If the parties are unable to resolve the dispute prior to the payment due date, Customer shall nevertheless pay the entire amount to Fidelity by the due date. If it is ultimately determined that Customer should not have paid such amount to Fidelity, Fidelity shall credit this amount, plus interest in accordance with Section 16.1 of this Agreement on Customer’s next invoice.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

3.3 Adjustment of Fees. The recurring fees, as outlined in the Schedule(s) and/or Attachment(s) (non-pass through and non-one-time fees) shall be adjusted annually on the Adjustment Date. Fees shall be increased, but not decreased, by the percentage increase in the CPI-U for the month of December preceding the Adjustment Date over the CPI-U for the month of December in the immediately preceding year. If additional products and/or services are added to the Agreement, the fees for such additional products or services shall be adjusted on such Adjustment Date in accordance with this Section. In the event the CPI-U is unavailable in time to allow the adjustment to be made on the Adjustment Date, Customer shall continue to pay the then-current fees for the Services until the CPI-U is made public, at which time the adjustment shall be calculated retroactively to the Adjustment Date, and Customer shall immediately pay to Fidelity any difference between the fees actually paid and adjusted fees. The adjustments shall be compounded and cumulative. In the event the CPI-U is discontinued or revised during the initial Term or any Renewal Term, Fidelity shall select another governmental index or computation as a substitute for the CPI-U in order to obtain substantially the same result as if the CPI-U had not been discontinued or revised.

3.4 Payment of One-Time Fees. Except as may be specifically stated in a Schedule and/or Attachment or otherwise mutually agreed by the parties in writing, Customer shall pay all one-time fees in the following manner: [***] upon Customer’s signing of this Agreement and/or as set forth in the Schedule(s), as applicable, and the remaining [***] on the Commencement Date.

3.5 Payment of Recurring Fees. Fidelity will commence invoicing Customer for the recurring fees set forth in the Schedule and/or Attachment on the Commencement Date and Customer shall pay such fees as invoiced.

3.6 Travel and Expenses. Customer shall reimburse Fidelity for all reasonable travel and expenses related to the performance of any services provided by Fidelity that require Fidelity personnel to travel.

3.7 Mergers and Acquisitions. At Customer’s request and subject to Section 17.11, Fidelity will provide additional licenses, process additional data and perform additional services resulting from any merger, acquisition, affiliation or restructuring (regardless of form) involving Customer for fees to be mutually agreed upon prior to the time Customer begins using the software or services in the expanded environment.

4. TAXES.

All charges and fees to be paid by Customer under this Agreement are exclusive of any applicable withholding, sales, use, value added, excise, services or other United States or foreign tax which may be assessed on the provision of the Services. In the event that a withholding, sales, use, value added, excise, services or other United States or foreign tax is assessed on the provision of any of the Services provided to Customer under this Agreement, Customer will pay directly, reimburse or indemnify Fidelity for

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended such taxes, as well as any applicable interest, penalties and other Fidelity fees and expenses. The parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificates, information regarding out-of-state or country use of materials, services or sale, and other exemption certificates or information reasonably requested by either party. Customer shall not be liable for payment of any taxes based on Fidelity’s net income.

5. FORCE MAJEURE.

Fidelity shall not be liable for any loss, expense, error or delay, including but not limited to delays in processing of data or delivery of output or items to Customer, or any inability to provide Services hereunder, from any cause beyond its reasonable control and without its fault or negligence, including, but not limited to, acts of God, acts of civil or military authority, government regulations, government agencies, delay or failure to receive any required government approvals, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts affecting facilities, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation carriers or omissions of third parties (including but not limited to acts or omissions of any third party service provider or equipment vendor, messenger service or telephone carrier). Upon the occurrence of a condition described in this Section 5, Fidelity shall give written notice to Customer describing the affected area of performance, and the parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact, on both parties, of such condition, including, without limitation, implementing disaster recovery services. Fidelity shall use commercially reasonable efforts to minimize the delay caused by force majeure events and recommence the performance of Services affected by the force majeure event. In the event the delay caused by the force majeure event lasts for a period of more than thirty (30) days, the parties shall negotiate an equitable modification to this Agreement with respect to the Services affected by the force majeure event. If the parties are unable to agree upon an equitable modification within fifteen (15) days after the expiration of such thirty (30) day period, then Customer shall be entitled to serve thirty (30) days’ written notice of termination to Fidelity. If the force majeure event continues to affect performance of Services on the expiration of such thirty (30) day notice period, the portion of this Agreement relating to the affected Service shall, at Customer’s option, terminate. The remaining portion of this Agreement that does not involve the affected Service shall continue in full force and effect. In such event Fidelity shall be entitled to be paid for that portion of the affected Service that Fidelity has completed or is in the process of completing through the Termination Date.

6. EXCLUSIONS AND LIMITATION OF LIABILITY.

As a Condition precedent to any liability of Fidelity, Customer must notify Fidelity in writing of any alleged negligence or breach of this Agreement as promptly as reasonably possible, but in no event later than five (5) business days following the day on which such alleged negligence or breach was, or could reasonably have been, discovered by Customer. FIDELITY’S LIABILITY, IF ANY, FOR ANY CLAIM, CAUSE OF ACTION OR LIABILITY WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING UNDER OR IN ANY WAY RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LIABILITY FOR PROCESSING ERRORS OR NEGLIGENCE, SHALL BE LIMITED TO (I) CUSTOMER’S DIRECT DAMAGES, ACTUALLY INCURRED, WHICH UNDER NO CIRCUMSTANCES SHALL EXCEED FIDELITY’S CHARGES DURING THE SIX (6) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE ALLEGED NEGLIGENCE OR BREACH FOR THE PARTICULAR SERVICE TO WHICH CUSTOMER’S CLAIM PERTAINS OR (II) THE FINANCIAL REMEDIES SPECIFIED IN ANY EXHIBIT, IF

APPLICABLE, WHICHEVER IS LESS. ALL DAMAGES SHALL BE REDUCED BY ANY AMOUNT RECEIVED BY CUSTOMER UNDER ANY INSURANCE POLICY COVERING THE EVENT GIVING RISE TO THE LIABILITY. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL FIDELITY BE LIABLE FOR ANY INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION, CLAIMS FOR LOSS OF REVENUE OR PROFITS, OR FOR CLAIMS OR DEMANDS MADE BY ANY THIRD PARTIES, EVEN IF FIDELITY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FIDELITY SHALL HAVE NO LIABILITY, EXPRESS OR IMPLIED, WHETHER ARISING UNDER CONTRACT, TORT OR OTHERWISE WHICH RESULTS DIRECTLY OR INDIRECTLY FROM THE INTERNAL OPERATIONS AND PERFORMANCE OF ANY CUSTOMER PROVIDED SOFTWARE OR ANY ENHANCEMENT, DEVELOPMENT OR MAINTENANCE THEREOF. This Section also limits the liability of any agent, employee or Affiliate of Fidelity.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

7.1 No Interference with Contractual Relationship. Each party warrants that, as of the date hereof, it is not subject to any contractual obligation that would prevent it from entering into this Agreement. Customer and Fidelity each further warrant to the other that entering into this Agreement shall not cause or induce it to breach any of its other contractual obligations.

7.2 Covenant of Good Faith. Each of the parties agrees that, in its respective dealings with each other with respect to this Agreement, it shall act fairly and in good faith.

7.3 Authorization and Effect. Each party represents and warrants to the other that the person signing this Agreement on behalf of the respective party has the requisite authority to do so, that both parties have been represented by counsel in their review of and prior to executing this Agreement and no further assurances are required for either party to be bound by the terms and conditions of this Agreement.

7.4 Customer Software. If necessary for Fidelity to perform its obligations under this Agreement, Customer represents and warrants to Fidelity that any Customer software shall conform in all material respects with its documentation and specifications.

7.5 Professional and Workmanlike. Each party represents and warrants to the other that they shall perform their respective obligations under this Agreement in a professional and workmanlike manner.

7.6 Exclusive Provider. Customer represents and warrants that Fidelity, its affiliates and/or subcontractors will be Customer’s sole and exclusive provider of the Services.

7.7. Disclaimer of Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, FIDELITY MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF ANY THIRD PARTY RIGHTS WITH RESPECT TO ANY THIRD PARTY SOFTWARE OR EQUIPMENT, AND CUSTOMER AGREES THAT ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES THAT ARE NOT PROVIDED IN THIS AGREEMENT ARE HEREBY EXCLUDED AND DISCLAIMED.

THE PARTIES ACKNOWLEDGE THAT FIDELITY HAS SET ITS PRICES AND ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE EXCLUSIONS AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT AND THE DISCLAIMERS OF WARRANTIES SET FORTH HEREIN, AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES. THE PARTIES AGREE THAT THE EXCLUSIONS AND LIMITATIONS OF LIABILITY AND DISCLAIMERS OF WARRANTIES SPECIFIED IN THIS AGREEMENT WILL SURVIVE AND APPLY EVEN IF FOUND TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

8. INDEMNIFICATION.

8.1 Personal Injury and Property Damage. Subject to Section 6, each party shall indemnify, defend and hold harmless the other and its officers, directors, employees, Affiliates (including, where applicable, Fidelity’s Affiliates and Customer Affiliates), and agents from any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) arising from or in connection with the damage, loss (including theft) or destruction of any real property or tangible personal property of the indemnified party resulting from the actions or inactions of any employee, agent or subcontractor of the indemnifying party insofar as such damage arises out of or in the course of fulfilling its obligations under this Agreement and only to the extent such damage is due to any negligence, breach of statutory duty, omission or breach of the indemnifying party, its employees, agents or subcontractors. The foregoing represents the sole and exclusive remedy of each party with regard to any matter described in this Section 8.1.

8.2 Infringement of Fidelity Software. Subject to Section 6, Fidelity shall defend, at its own expense, any claim or action brought by any third party against Customer or against its officers, directors, employees, Customer Affiliates, or agents for actual infringement of any patent, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon the Software furnished hereunder by Fidelity to provide Services to Customer hereunder. Furthermore, Fidelity shall indemnify and hold Customer and the Customer Affiliates harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys’ fees) associated with any such claim or action incurred by Customer and the Customer Affiliates. Fidelity shall have the sole right to conduct and control the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto. Fidelity shall give Customer, and Customer shall give Fidelity, as appropriate, prompt written notice of any written threat, warning or notice of any such claim or action against Fidelity or Customer, as appropriate, or any other user or any supplier of components of the Software, which could have an adverse impact on Customer’s use of same, provided Fidelity or Customer, as appropriate, knows of such claim or action. If, in any such suit so defended, all or any part of the Software (or any component thereof) is held to constitute an infringement or violation of any other party’s intellectual property rights and is enjoined, or if in respect of any claim of infringement, and if Fidelity deems it advisable to do so, Fidelity shall at its sole option take one or more of the following actions at no additional cost to Customer: (a) procure the right to continue the use of the same without material interruption for Customer; (b) replace or modify the Software with non-infringing software or component thereof without adversely altering its function or performance in any material way; or (c) take back the infringing Software or component thereof and credit Customer with an amount equal to the license fee for such Software or component thereof paid by the Customer. The foregoing represents the sole and exclusive remedy of Customer with regard to any of the above infringements or alleged infringements.

8.3 Infringement of Customer-Provided Software. Customer shall defend, at its own expense, any claim or action brought by any third party against Fidelity or against its officers, directors, employees, Fidelity Affiliates, or agents for actual or alleged infringement of any patent, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon the Customer-provided software furnished hereunder by Customer, if any. Furthermore, Customer shall indemnify and hold Fidelity and Fidelity’s Affiliates harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys’ fees) associated with any such claim or action incurred by Fidelity and Fidelity’s Affiliates. Customer shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto. Customer shall give Fidelity, and Fidelity shall give Customer, as appropriate, prompt written notice of any written threat, warning or notice of any such claim or action against Fidelity or Customer, as appropriate, or any other user or any supplier of components of Customer-provided software covered hereunder, which could have an adverse impact on Fidelity’s use of same, provided Fidelity or Customer, as appropriate, knows of such claim or action. If in any such suit so defended, all or any part of the Customer-provided software (or any component thereof) is held to constitute an infringement or violation of any other party’s intellectual property rights and is enjoined, or if in respect of any claim of infringement, Customer deems it advisable to do so, Customer shall at is sole option take one or more of the following actions at no additional cost to Fidelity: (a) procure the right to continue the use of the same without material interruption for Fidelity; (b) replace or modify the Customer-provided Software with non-infringing software or component thereof without adversely altering its function or performance in any material way; or (c) relieve Fidelity of its obligation to use such Customer-provided software to perform the applicable Services hereunder. The foregoing represents the sole and exclusive remedy of Fidelity with regard to any of the above infringements or alleged infringements.

9. CONFIDENTIAL INFORMATION.

9.1 Ownership. All Customer Proprietary Information disclosed by Customer in connection with this Agreement is and shall remain the sole property of Customer. All Fidelity Proprietary Information disclosed in connection with this Agreement is and shall remain the sole property of Fidelity and shall include any modification, enhancement, interface, upgrade, or change, and all software, source code, blueprints, diagrams, flow charts, specifications, functional descriptions or training materials relating thereto).

9.2 Confidentiality Obligation. All Confidential Information disclosed by Customer or Fidelity to the other during the initial Term or any Renewal Term shall be: (a) used solely for the purposes of administering and otherwise implementing the terms of this Agreement and (b) protected by the receiving party in accordance with the terms of this Section 9. For purposes of this Agreement, Fidelity acknowledges that the Customer Proprietary Information is “Confidential Information” of Customer, and Customer acknowledges that the Fidelity Proprietary Information is “Confidential Information” of Fidelity. “Confidential Information” shall also include all “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) and the implementing regulations thereunder (collectively, the “GLB Act”), as the same may be amended from time to time, that Fidelity receives from or at the direction of Customer and that concerns any of Customer’s “customers” and/or “consumers” (as defined in the GLB Act).

9.3 Nondisclosure Covenant. Except as set forth in this Section 9, the parties shall not disclose any Confidential Information of the other party in whole or in part, including derivations, to any third party, without the prior written consent of the other party, except that Fidelity may disclose Customer’s Confidential Information to Fidelity’s subcontractors and agents in order to carry out Fidelity’s responsibilities under this Agreement, provided that Fidelity first executes a confidentiality agreement with each such subcontractor and/or agent. Confidential Information shall be held in confidence by the receiving party and its employees, contractors, subcontractors, and agents and shall be disclosed only to those of the receiving party’s employees, contractors, subcontractors or agents who have a need to know it in connection with the administration and implementation of this Agreement. Under no circumstances shall Customer disclose the Software to, or use the Software on behalf of, a competitor of Fidelity. The rights and obligations of the parties hereto under this Section 9 shall survive any termination or expiration of this Agreement.

9.4 Exceptions. The obligations of this Section 9 shall not apply to any Confidential Information which:

(a)	is or becomes publicly known through no wrongful act, fault or negligence of the receiving party;

(b)	was known by the receiving party prior to disclosure and the receiving party was not under a duty of nondisclosure;

(c)	was disclosed to the receiving party by a third party who was free of obligations of confidentiality to the party providing the information;

(d)	is approved for release by written authorization of the disclosing party; and

(e)	is furnished to a third party by the disclosing party owning the Confidential Information without a similar restriction on the third party’s rights.

Notwithstanding anything to the contrary contained herein, either party may disclose Confidential Information of the other: (1) pursuant to a requirement or official request of a governmental agency, a court or administrative subpoena or order, or any applicable legislative or regulatory requirement; (2) in defense of any claim or cause of action asserted against such party or any of its Affiliates, officers, directors, employees or agents; (3) as otherwise permitted by the GLB Act; (4) as required by law or national stock exchange rule; or (5) as otherwise permitted under this Agreement.

9.5 Confidentiality of this Agreement; Protective Arrangements.

(a) The parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the parties, and agree to limit distribution of this Agreement to those individuals with a need to know the contents of this Agreement. In no event may this Agreement be reproduced or copies shown to any third parties (exclusive of contractors, subcontractors and agents who have a need for it) without the prior written consent of the other party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event Customer and Fidelity shall exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances. Furthermore, the parties will seek commercial confidential status for this Agreement with any regulatory commission with which this Agreement must be filed, to the extent such a designation can be secured.

(b) In addition, to the extent allowed by law, each party shall give notice to the other parties of any demands to disclose or provide Confidential Information received from the other or any third party under lawful process prior to disclosing or furnishing Confidential Information, and shall cooperate in seeking reasonable protective arrangements requested by the other party.

9.6 Security Measures. Fidelity has implemented certain commercially reasonable security measures designed to safeguard Customer’s customer information, limit access to terminals and satisfy Fidelity’s confidentiality obligations set forth above. Upon Customer’s reasonable written request, Fidelity will make commercially reasonable efforts to adhere to security measures in addition to those measures previously implemented by Fidelity. If adherence to such Customer-requested security measures will increase Fidelity’s costs of operation, Customer will pay Fidelity for the implementation and/or adherence to such additional security measures requested by Customer. Fidelity shall disclose to Customer any breach in security of its systems which compromises, or is reasonably likely to compromise, Customer’s Confidential Information following discovery or notification of such breach. Fidelity shall disclose the aforementioned information to Client by the most expedient means possible and without unreasonable delay, unless and to the extent instructed by law enforcement or similar government agency to do otherwise.

10. AUDIT RECORDS.

10.1 Customer’s Audit Records. Customer shall be responsible for maintaining all necessary audit records required by law or any regulatory authority having jurisdiction over Customer.

10.2 Third Party Audit Records. Fidelity shall provide to Customer a copy of any applicable required 3rd party audit report upon written request. Fidelity may charge Customer a reasonable and customary charge for any such report.

11. REGULATORY COMPLIANCE.

During the initial Term and any Renewal Term, Fidelity shall maintain the Software and Services so that they will be in compliance with the applicable federal banking data processing output requirements specified by the Federal authorities applicable to Customer. Customer will make Fidelity aware of any applicable local and/or state regulatory requirements that are different from those imposed by federal banking regulatory authorities. Any changes required by such state or local requirements which Fidelity agrees to make shall be paid for by Customer, and to the extent possible, Fidelity shall endeavor to obtain consents to share the costs of such charges required by such state and local requirements among the Fidelity customers affected.

12. DISASTER RECOVERY.

In accordance with FFIEC business continuity regulations, Fidelity has put in place a disaster recovery plan designed to minimize the risks associated with a disaster affecting Fidelity’s ability to provide the Services under this Agreement. The aforesaid plan shall be tested annually. Fidelity does not warrant that Services will be uninterrupted or error free in the event of a disaster. Fidelity shall maintain adequate backup procedures including storage of duplicate record files as necessary to reproduce Customer’s records and data, as may be applicable. In the event of a service disruption due to reasons beyond Fidelity’s control, Fidelity shall use commercially reasonable efforts to mitigate the effects of such an occurrence. Customer is responsible for adopting a disaster recovery plan relating to disasters affecting Customer’s facilities and for securing business interruption insurance or other insurance necessary for Customer’s protection. Upon reasonable request, Customer may review Fidelity’s disaster recovery plan.

13. SUBCONTRACTING.

Customer agrees that Fidelity may, in its sole discretion, subcontract all or any part of its obligations hereunder to one or more subcontractors, but in no event shall Customer be required, without prior written consent, to look to any such subcontractor directly for performance of any such obligation or to make any payment directly to any subcontractor.

14. INSURANCE.

Fidelity’s insurance coverage is attached hereto as Exhibit A. For so long as this Agreement remains in effect, Fidelity will maintain substantially the same insurance and insurance coverage as is set forth in Exhibit A.

15. FINANCIAL STATEMENTS.

As of the Effective Date, Fidelity is a wholly owned subsidiary of a publicly traded company, Fidelity National Financial (“FNF”). As a publicly traded company, FNF discloses its financial information pursuant to United States securities laws and regulations. That financial information includes the financial statement segment reporting of Fidelity. A copy of FNF’s financial information is available at www.FNF.com or through the Securities and Exchange Commission’s EDGAR website. If at any time in the future Fidelity’s financial segment information is no longer publicly available, Fidelity agrees to provide Customer with such information.

16. DISPUTE RESOLUTION.

16.1 Dispute Resolution Procedures. In the event a dispute arises between Fidelity and Customer with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, such dispute shall be settled as set forth in this Section. If either party exercises its right to initiate the dispute resolution procedures under this Section, then during such procedure any time periods providing for termination of the Agreement or curing any material breach under Section 2 shall be automatically suspended, except with respect to any termination or breach arising out of Customer’s failure to make timely and complete payments to Fidelity under this Agreement. At such time as the dispute is resolved, interest at a rate equal to the prime rate per annum as published in the Wall Street Journal, or the highest rate permitted by law (as calculated on the basis of the actual days in the applicable calendar year) for the period of dispute shall be paid to the party entitled to receive the disputed monies to compensate for the lapsed time between the date such disputed amount originally was to have been paid (or was paid) through the date monies are paid (or credited) in settlement of the dispute.

16.2 Claims Procedures. If any party shall have any dispute with respect to the terms and conditions of this Agreement, or any subject matter referred to in or governed by this Agreement, that party (through the Fidelity Account Manager or the Customer Account Manager, as the case may be) shall provide written notification to the other party (through the Fidelity Account Manager or the Customer Account Manager, as the case may be) in the form of a claim identifying the issue or amount disputed, if applicable, and including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within thirty (30) days from the date of receipt of the claim document. The party filing the claim shall have an additional thirty (30) days after the receipt of the response to either accept the resolution offered by the other party or request implementation of the Escalation Procedures. Failure to meet the time limitations set forth in this Section shall automatically result in the implementation of the Escalation Procedures.

16.3 Escalation Procedures.

(a) Each of the parties will negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved following the claim resolution procedures described in Section 16.2. To this end, each party will escalate any and all unresolved disputes or claims in accordance with Section 16.3(b) and (c) before taking further action.

(b) If the negotiations conducted pursuant to Section 16.2 do not lead to resolution of the underlying dispute or claim to the satisfaction of the parties, then such party may notify the other in writing that he/she desires to escalate the dispute or claim to the individual executives on the other party’s staffs who are responsible for operations for resolution (“Executives”). Upon receipt by the other party of such written notice, the dispute or claim shall be so escalated and the Executives shall negotiate in good faith and each use their reasonable efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these escalated discussions shall be left to the discretion of the Executives involved. Upon agreement, the Executives may utilize other alternative dispute resolution procedures to assist in the negotiations. Discussions and correspondence among the Executives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, and shall not be admissible in subsequent proceedings between the parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

16.4 Arbitration Procedures. In the event that a claim, controversy or dispute between the parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, which is subject to arbitration hereunder and which has not been resolved by use of the claims procedures described in Section 16.2 or the Escalation Procedures described in Section 16.3, either party may, within thirty (30) days after the representatives have met to address such claims, controversy or dispute, request binding arbitration of the issue in accordance with the following procedures:

(a) Either party may request arbitration by giving the other party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim. The Commercial Arbitration Rules of the American Arbitration Association, 1939 Rhode Island Avenue, N.W., Suite 509, Washington, D.C. 20036 (“AAA”) will govern any such arbitration.

(b) Upon either party’s request for arbitration, an arbitrator shall be selected by mutual agreement of the parties to hear the dispute in accordance with AAA rules. If the parties are unable to agree upon an arbitrator, then either party may request that the AAA select an arbitrator and such arbitrator shall hear the dispute in accordance with AAA rules. The arbitration shall be held in[***].

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(c) Each of the parties shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys’ fees and costs of all experts and witnesses. Unless the award provides otherwise, the parties will share equally the fees and expenses of the arbitration procedures, including the fees of the arbitrator(s).

(d) Any award rendered pursuant to such arbitration shall be final, conclusive and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

(e) Notwithstanding the provisions of this Section 16, the parties to this Agreement agree that the only circumstance in which disputes between them will not be subject to the provisions of this Section exists when: i) a party defaults under the provisions of Section 9 of this Agreement; or ii) a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting therefrom will be so immediate, so large or severe and so incapable of adequate redress after the fact that a temporary restraining order and/or other immediate injunctive relief is the only adequate remedy for such breach. If a party making such a determination files a pleading with a court seeking such immediate injunctive relief and this pleading is challenged by the other party to this Agreement and the challenging party succeeds in such challenge, the party filing such pleading seeking immediate injunctive relief shall pay all of the costs and attorneys’ fees of the party successfully challenging such pleading.

16.5 Claim Expiration. No claims to be resolved under this Section 16 may be made more than [***] after the date by which the fault or failure was or should reasonably have been discovered; failure to make such a claim within the [***] period shall forever bar the claim.

17. GENERAL.

17.1 Independent Contractor. It is agreed that Fidelity is an independent contractor and that:

(a) Customer Supervisory Powers. Customer has no power to supervise, give direction or otherwise regulate Fidelity’s operations or its employees.

(b) Employees. Each party shall be solely responsible for payment of compensation to its respective personnel and for any injury to them in the course of their employment. Each party shall assume full responsibility for payment of all federal, state, local and foreign taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

(c) Relationship. The parties acknowledge that each party is engaged in a business which is independent from that of the other party and each party shall perform its obligations as an independent contractor. Neither party is an agent of the other party and has no authority to represent the other party as to any matters, except as authorized herein.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

17.2 Notices. All notices required by this Agreement shall be in writing; shall be sent by certified mail, return receipt requested or personally delivered to the other party at the address set forth below, or such other address as subsequently shall be given by either party to the other in writing; and shall be deemed effective upon personal delivery to the other party or three (3) days after mailing if mailed with sufficient postage and properly addressed.

If to Fidelity:		Fidelity Information Services, Inc.
601 South Lake Destiny Drive
Maitland, Florida 32751
	Attn.:	President, Integrated Financial Solutions

With a copy to:		Fidelity Information Services, Inc.
601 Riverside Avenue, 12th Floor
Jacksonville, Florida 32204
	Attn.:	General Counsel

If to Customer:		Placer Sierra Bank
649 Lincoln Way
Auburn, California 95603
	Attn.:	Chairman and Chief Executive Officer

Placer Sierra Bancshares
525 J Street
Sacramento, California 95814
	Attn:	General Counsel

17.3 Headings and Construction. The text headings used in this Agreement are for convenience only and shall not be used in construing the meaning, intent, or interpretation of the provisions hereof.

17.4 Survival. Termination or expiration of this Agreement will not affect the rights or obligations of the parties that arose prior to, or that are expressly intended by their terms to continue beyond, any such termination or expiration, and such rights or obligations, and the dispute resolution procedures set forth in this Agreement will survive any such termination or expiration.

17.5 Entire Agreement and Amendments. This Agreement contains the entire agreement of the parties hereto and supersedes all prior oral and written agreements, statements and understandings between the parties concerning the subject matter hereof. No other agreement, statement or promise made by any party hereto or by any employee, officer, or agent of any party hereto that is not in writing and signed by the parties is binding. This Agreement may not be amended in any fashion except by written instrument, executed by the parties hereto, specifically providing for the amendment of this Agreement.

17.6 Severability. In the event that any one or more of the provisions contained in the Agreement shall for any reason be held to be invalid or unenforceable in any respect under law, such invalidity or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such provision(s) had never been contained herein, provided that the removal of such provision(s) does not materially alter the burdens or benefits of either of the parties under this Agreement.

17.7 Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the Parties and not for any other person. Should any third party institute proceedings against a party to this Agreement, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right. Customer agrees that the Services are for the benefit of Customer only unless otherwise agreed in writing. Customer agrees not to resell or re-market the Services to any third party.

17.8 Executed in Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but such counterparts shall together constitute but one and the same document.

17.9 Remedies Cumulative. Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured party may be entitled by law or equity in the case of any breach or threatened breach by the other party of any provision of this Agreement. Use of one or more remedies shall not bar the use of any other remedy for the purpose of enforcing any provision of this Agreement.

17.10 Publicity. The parties shall consult with each other in preparing any Press Release that mentions or implies a relationship or names the other party in any way. Neither party shall issue or cause the publication of any such Press Release without the prior written consent of the other party, except that nothing herein will prohibit either party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such party or its Affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such Press Release and consult with and allow the other party reasonable time to comment on such Press Release in advance of its issuance.

17.11 Assignment. Customer shall not make any assignment hereof without the prior written consent of Fidelity. Nothing in this Agreement is to be construed to limit or restrict the right of Fidelity to effect any assignment of this Agreement by merger, reorganization, sale of corporate assets or other corporate change as long as the Services outlined in this Agreement continue. This Agreement shall inure to the benefit of and all obligations and duties of any party under this Agreement shall be binding on all successors in interest and permitted assigns of such party. If the other party consents to the assignment, the proposed assignee or transferee shall, upon completion of the assignment, automatically succeed to the corresponding rights, interests, and obligations of the assigning and transferring party and shall be a successor of such party for purposes of this Agreement.

17.12 Governing Law and Venue. The laws of the State of [***] shall govern this Agreement. Any action brought as a result, directly or indirectly, of this Agreement in accordance with Section 16.4 (e) shall be brought in a court of competent jurisdiction in [***].

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

17.13 Order of Precedence. The terms and conditions set forth in this Agreement shall apply to all Schedules, Attachments, Exhibits, Professional Services Agreements (PSAs) and Statements of Work (SOWs) attached hereto. To the extent any of the provisions are found to be in conflict with other provisions in the Agreement, the order of precedence of the Agreement documents is as follows: the provisions of the Attachments shall take precedence respectively, followed by the Exhibits respectively, followed by each Schedule, then the Agreement’s General Terms and Conditions, and then any applicable PSA or SOW respectively.

ADDENDUM TO

FIDELITY INFORMATION SERVICES, INC.

INFORMATION TECHNOLOGY SERVICES AGREEMENT

GENERAL TERMS AND CONDITIONS

The following provision of this Addendum is incorporated into the General Terms & Conditions and expressly supersedes such terms and conditions to the extent they are inconsistent with them.

1.	Section 2.5 (Liquidated Damages) is hereby deleted in its entirety and replaced with the following:

2.5 Liquidated Damages. If this Agreement is terminated by Customer for any reason, Customer shall pay to Fidelity, as liquidated damages and in addition to all unpaid amounts due and owing to Fidelity under this Agreement from the Effective Date up to and including the Termination Date, (i) if the effective date of termination occurs within the first [***] after the Effective Date, a fee equal to [***] due under this Agreement from the day immediately following [***] through the end of the Term or then current Renewal Term had the termination not occurred; if the effective date of termination occurs within the period of time beginning in the [***] after the Effective Date, a fee equal to [***] of the [***] due under this Agreement from the day immediately following the [***] through the end of the Term or then current Renewal Term had the termination not occurred; (ii) with respect to any transaction-based services, an amount equal to the average of [***]; (iii) any termination and shutdown costs incurred by Fidelity; (iv) the then net book value of all software and hardware acquired by Fidelity to perform the Services hereunder on Customer’s behalf during the Term or any Renewal Term, if any, and (v) any applicable deconversion costs. No refund of fees shall be made to Customer. Termination and shutdown costs may include, but are not necessarily limited to: costs actually incurred by Fidelity to cancel leases, licenses, subcontractor or other similar agreements, and costs associated with termination and/or relocation of dedicated resources. Fidelity shall use its reasonable efforts to mitigate the termination and shutdown costs.

2.	A new section shall be added to Section 2 (Termination and Renewal) and shall read as follows:

2.8 Termination Due to Acquisition. If fifty-percent (50%) or more of the stock or assets of Customer are acquired by another person or entity, whether by merger, reorganization, sale, transfer, or other similar transaction, then Fidelity and Customer will negotiate in good faith the terms and conditions upon which this Agreement may be modified to accommodate such transaction. If the parties are unable to agree upon such modification, either party upon written notice (in accordance with Section 17.2) to the other may terminate this Agreement upon consummation of such acquisition or on a mutually agreeable date thereafter. If Customer chooses to terminate the Agreement pursuant to this Section 2.8, Customer shall be liable for, in addition to all unpaid amounts due and owing to Fidelity under this Agreement from the Effective Date up to and including the Termination Date, all damages as set forth in Section 2.5.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

FIDELITY INFORMATION SERVICES, INC.

CORE SERVICE BUREAU PROCESSING SCHEDULE

INITIAL TERM

[***]

RENEWAL TERM

[***]

COMMENCEMENT DATE

The Commencement Date is the date that Services are first installed and available for Customer’s use in a production environment which is signified by Fidelity turning the system over to Fidelity support (August 2006 or as otherwise mutually agreed in writing).

This Schedule together with any Attachments and/or Schedules hereto (“Schedule”), the General Terms and Conditions (“General Terms”), and any written modifications thereto signed and agreed to by Fidelity Information Services, Inc. of Maitland, Florida (“Fidelity”) and Placer Sierra Bank of Auburn, California (“Customer”) from time to time hereafter shall be referred to as the “Core Service Bureau Processing Agreement” or “Agreement”.

1. TERM. Unless otherwise terminated as provided for in the General Terms or as may be set forth herein, the term of this Agreement shall commence on the Commencement Date and shall expire at the end of the Initial Term set forth above. Thereafter, this Agreement will automatically renew for the period of the Renewal Term(s) set forth above unless either party gives the other party written notice of at least [***] prior to the expiration date of the Term then in effect that this Agreement will not be renewed beyond such Term. The Initial Term and the Renewal Term(s) are herein collectively referred to as “Term”.

2. FEES. Customer agrees to pay to Fidelity the Fees for Services as set forth in Attachment 1 beginning on the Commencement Date in accordance with the payment terms set forth in the General Terms. The fees set forth in Attachment 1 are exclusive of any fees associated with de-conversion fees as outlined in Exhibit A of this Schedule.

3. SERVICES.

3.1 Description of Services. Fidelity shall provide the outsource processing services (“Services”) described in this Agreement, its Exhibits and Attachments (all of which are attached to and made a part of this Agreement), and such additional services as may be added by the parties from time to time in writing. Services shall be provided in accordance with applicable Fidelity user and operation manuals, bulletins, guidelines, procedures, policies and similar materials, as established and revised from time to time. Fidelity will provide the Services on its own and/or through one or more Fidelity affiliates and/or subcontractors and shall be the sole and exclusive provider of the Services to Customer. Fidelity shall process MICR data, statistical data, records, and all other input furnished to Fidelity (collectively, “Data”) and shall prepare and make available, in accordance with such procedures and schedules established by Fidelity, all documents, reports, Customer statements and other output (collectively, “Output”).

3.2 Method of Delivery. The method of delivery of Data shall be either (1) by messenger delivery of printed Data or (2) by electronic transmission. The method of delivery of Output shall be either (1) by messenger delivery of printed Output or (2) by remote print at the designated Customer location. The method of delivery will be selected during implementation of the Services. A request from Customer to change such method must be received by Fidelity at least sixty (60) days prior to the requested date change. Any fees or charges resulting from such change shall be in accordance with Fidelity’s then-prevailing fee schedule. If Customer delivers printed Data or receives report Output electronically, to be printed at Customer’s location, then Customer will furnish, at its own expense, all printers, manpower, forms and paper for printing, unless otherwise stated in this Agreement. MICR Data shall be transmitted electronically and such transmission to Fidelity shall begin no later than 11:00 p.m. on Mondays through Thursdays and 12:00 a.m. on Fridays and days following business holidays.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

3.3 Time Zone. For purposes of this Agreement, it is understood that any times that are listed are for the time zone in which Customer is headquartered, unless otherwise stated or agreed.

4. DATA.

4.1 Data Conversion. Prior to the Commencement Date, Fidelity shall provide the programming and mapping required to convert Customer’s Data into a format compatible with the Fidelity System. Customer agrees to cooperate with Fidelity as reasonably necessary for Fidelity to complete the conversion process. Among other things, Customer shall deliver conversion input information, in its entirety, in a mutually acceptable medium, as and when the parties agree. “Fidelity System” means the hardware and software used by Fidelity to provide the Services hereunder.

4.2 Data Review After Conversion. Fidelity shall notify Customer upon the completion of Data conversion. Customer agrees to review and check the converted Data within ten (10) days following such notice and provision of the Data files to Customer. Fidelity reserves the right to postpone conversion of Customer’s Data if Customer is late in delivering its conversion input information or if any other circumstances arise that might jeopardize the successful completion of Customer’s Data conversion or the processing of the following days transactions for any other customers of Fidelity.

4.3 Form. Data shall be delivered by the method selected in accordance with Section 3.2 to the designated Fidelity facility at the times and in the form prescribed by Fidelity. Fidelity shall not be liable for the accuracy, completeness and authenticity of Data furnished to Fidelity by Customer, a Federal Reserve Bank, an Automated Clearing House, or any other third party, and shall have no obligation or responsibility to audit, check or verify the Data. Customer shall be solely responsible for determining the correctness of magnetic ink encoding on items submitted for Customer’s payment, including but not limited to checks and drafts (“Items”); for verifying dates, signatures, amounts, endorsements, authorizations, payment notices, collection times, fees and chares to Customer’s clients and all other similar matters on Data submitted for processing, including Items; and for placing stop payments and holds on accounts.

4.4 PROCESSING. Fidelity shall follow such procedures and time schedules as it may deem appropriate in processing Data and posting entries on behalf of Customer. Customer authorizes Fidelity to create and process such entries, including but not limited to adjusting or correcting entries, as it deems necessary or appropriate to process the Data. Fidelity shall provide a report of any such adjusting or correcting entries to Customer. It shall be Customer’s sole responsibility to effect a timely return of such Item, or to pursue any claim or right of action in a timely manner against any third party arising from such Item. If Data is received by Fidelity prior to the time limits required by this Agreement, Fidelity may process such Data immediately. If Fidelity receives Data after the time limits required by this Agreement, or if Data is delivered by any method other than as selected in accordance with Section 3.2, Fidelity may delay the processing of such Data. However, if Fidelity does process such Data, Customer shall pay any additional fees and charges required by Fidelity.

4.5 DATA RETENTION. Fidelity shall retain Data for sixty (60) days following processing, and may destroy all Data thereafter, or as otherwise mandated by applicable regulatory guidelines and requirements.

4.6 DATA REVIEW AFTER PROCESSING. It shall be Customer’s responsibility to review, verify and make a final audit of all Output. Customer will balance reports to verify master file information and will inspect and review all reports and other Output (whether printed or electronically transmitted) created from Data provided by Customer to Fidelity. Customer will reject all incorrect reports or Output (a) within [***] after receipt of daily reports or Output, (b) within [***] after receipt of annual, quarterly or monthly reports or Output, and (c) within [***] after receipt of all other reports or Output. Fidelity will correct any errors in Customer’s files that result in errors in reports or other Output where such errors are solely because of either malfunctions of Fidelity’s equipment or its systems or errors of Fidelity’s operators, programmers or other personnel and are called to Fidelity’s attention within the time frames specified for balancing and rejecting reports. Fidelity will, to the extent reasonably practicable, correct any other errors for an additional charge. The foregoing are Customer’s exclusive remedies for errors in reports or other Output provided by Fidelity under this Agreement.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

4.7 REPROCESSING. If any Data submitted to Fidelity is incorrect, incomplete or not in the format required, Fidelity may require Customer to resubmit the Data or Fidelity may correct and complete the Data itself, and Customer shall pay additional fees and charges for any additional work incurred by Fidelity in connection therewith. In addition, any reprocessing required because of incorrect or incomplete Data shall be at Customer’s expense, in accordance with Fidelity’s then-current fee for such service. Fidelity shall attempt to notify Customer prior to incurring any expense for which Customer would be responsible under this Section.

5. COSTS; RISK OF LOSS DURING TRANSIT OR TRANSMISSION

5.1 Messenger. Customer shall be solely responsible for and shall bear all costs associated with having a messenger service transport Data, Output or any other information relating to Customer or the Services to or from Fidelity’s facility or other delivery location. The messenger delivering all of such material shall be deemed to be the agent of Customer.

5.2 Electronic Data Transmission. Customer may elect to capture its own Data and to transmit such Data to Fidelity for processing through electronic data transmission (“EDT”), and/or receive reports by EDT. Customer shall be responsible for acquiring at its own expense all equipment needed for such transmission unless otherwise provided as part of this Agreement. If equipment is not provided as part of this Agreement, then Customer equipment shall conform to Fidelity specifications and applicable rules. After installation, and prior to the commencement of transmission, Customer shall notify Fidelity and Fidelity shall inspect the equipment, and if such equipment conforms to all applicable Fidelity specifications, Fidelity shall certify thereto.

5.3 Telephonic Transmission. Customer may elect to transmit MICR Data and/or to receive reports over (i) Customer’s own telephone line to one or more telephone numbers at Fidelity’s facility which may be shared with other data transmitters (“Dial-Up Line”); or (ii) a dedicated telephone line leased from the appropriate telephone utility. If Customer elects to utilize a dedicated line, Fidelity shall arrange for the installation of such line and Customer shall bear all costs associated therewith, including but not limited to line rentals, installation charges and any required, as well as for any charges for additional connections or changes to locations or future services. If Customer elects to utilize a Dial-Up Line, Customer shall bear all cost in connection therewith, including but not limited to any long-distance charges. Dial-Up Lines and dedicated phone lines must conform to Fidelity’s specifications and applicable rules.

5.4 Equipment Compatibility. Customer agrees that it is responsible for all communications between Customer and the Fidelity System. When communicating with, or transferring Data to, or receiving Data from, Fidelity, Customer shall, at its own cost and expense, use and maintain only such terminals, modems and other hardware, firmware and software (herein collectively referred to as the “Equipment”) as may be compatible with the systems and communications networks of Fidelity as detailed in Fidelity’s hardware specifications as provided by Fidelity, including any updates to the foregoing. The Customer’s Equipment must be completely compatible with the systems and communications networks of Fidelity and, if requested by Fidelity, Customer shall be responsible for providing sufficient information about the Equipment to Fidelity and for performing adequate tests to demonstrate that the Equipment is in good working order and completely compatible with the systems and communications networks of Fidelity.

5.5 Limitation. FIDELITY SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY LOSS OR DELAY OF DATA, OUTPUT OR ANY OTHER INFORMATION WHICH PERTAINS TO CUSTOMER OR THE SERVICES DURING ANY PERIOD OF TRANSIT OR ELECTRONIC TRANSMISSION TO OR FROM FIDELITY’S FACILITY OR OTHER AGREED DELIVERY LOCATION.

6. CONTINGENCY PLAN

6.1 Business Continuity Planning . Each party will develop, maintain and, as necessary in the event of business interruption, execute a business resumption plan, and will provide to the other party, its auditors and regulators reasonable access to the plan and to plan test results, as such other party may reasonably request from time to time, including such information that may be reasonably required to determine the compatibility of the plans.

(a) Fidelity shall provide disaster recovery services for its batch and on-line processing obligations to Client at a dedicated facility which is equipped to handle the Fidelity data center processing in the event disaster recovery is needed. Client shall provide an alternate control point for data communications access to a backup network in the case of a disaster. Throughout the Term of this Agreement, Fidelity will maintain in effect contracts and/or arrangements for disaster recovery that are substantially equivalent to those which are in effect as of the Effective Date. At Client’s request, Fidelity will make Fidelity’s disaster recovery plans available for Client’s review.

(b) Client acknowledges that disaster recovery arrangements are designed to deal with circumstances that are expected to cause a substantial portion of the capabilities at the Fidelity’s data center to be unavailable for a period exceeding seventy-two (72) consecutive hours.

(c) Fidelity will test its disaster recovery capabilities at least once per calendar year. Client shall participate in the disaster recovery test when deemed appropriate by Fidelity. Fidelity will provide a report of the test and its results to Client by January 31st of each year for the test conducted during the immediately preceding calendar year.

(d) Fidelity will assist Client in establishing procedure and practices, which will enable Client to satisfy its responsibilities under this Agreement.

(e) Upon request, Fidelity will review and comment upon those portions of the Client’s overall business resumption plan related to the Services provided under this Agreement and will provide a written report setting forth any discrepancies between Client’s overall business resumption plan and the Fidelity disaster recovery plan.

(f) Each party will be responsible for training its own personnel as required in connection with all applicable contingency planning activities.

(g) Each party’s contingency planning activities will comply with such regulatory policies as may be applicable to Client’s business. If compliance with any of these policies would significantly increase Fidelity’s cost of providing products and services, Fidelity may increase the fees and charges under this Agreement by an amount that reflects a pro rata allocation of Fidelity’s increased costs among the Fidelity customers affected by the change.

6.2 File Backup . Fidelity will provide and maintain adequate backup files of Client’s data received by Fidelity and all programs utilized to process Client’s data in order to execute to the business continuity plans as described in this Section 6.

6.3 Retention . Client shall maintain copies of all of Client’s input data submitted to Fidelity for processing hereunder (whether submitted to Fidelity directly or through third parties) to permit reconstruction of such input data if required. Fidelity shall use Fidelity’s standard practices to maintain copies of all input data for processing hereunder to permit reconstruction of such data if required. Client assumes all risks of loss and expenses of reconstruction of such input data, except for loss caused by Fidelity’s failure to perform to Fidelity’s standard practices. In the event that reconstruction of data is required, the parties shall mutually agree on the schedule for such reproduction based on the needs of the parties at that time. Reconstruction will be performed in accordance with Fidelity’s data retention policy then in effect.

7. SECURITY. Customer shall implement all necessary security procedures, including but not limited to any security procedures required by Fidelity, with regards to the Services. Customer acknowledges that Customer is fully responsible for security at its facilities, and that Fidelity has NO control over the security of the terminals located at Customer’s facilities or those individuals accessing information through those terminals. Customer assumes full responsibility for any unauthorized persons utilizing such terminals or for the unauthorized use of any information obtained from them. Customer hereby expressly waives any claim against Fidelity arising out of a breach of those terminals. Customer is responsible for creating and maintaining all applicable policies and procedures relating to security such as requiring authentication that limits access to authorized users only. Customer is responsible for creating and maintaining all applicable operating system logons as well as monitoring those logons through audit capabilities as provided by the operating system vendor. Customer is responsible for creating and maintaining all Fidelity application logons as well as monitoring those logons.

8. GOVERNMENTAL EXAMINATIONS. If required by a regulatory authority, agency or commission, Customer authorizes Fidelity to furnish Data and/or Output thereto at Customer’s expense. Customer hereby authorizes Fidelity to comply with all applicable provisions of any statute, law, regulation or ordinance of any governmental authority having jurisdiction, including, but not limited to any laws pertaining to governmental regulation and examination of services.

9. PROBLEM REPORTING AND RESOLUTION

9.1 Problem Reporting. Customer is responsible for reporting problems relating to the Services provided hereunder to Fidelity’s customer service or operations staff at the contact numbers or addresses provided by Fidelity from time to time.

9.2 Problem Response. Fidelity shall respond to each reported problem promptly based on the severity of the problem and its effect on Customer’s operations and the provision of Services hereunder. Fidelity shall use reasonable commercial efforts to either resolve each problem or provide Customer with information to allow Customer’s personnel to address the problem. In the event the resolution of a reported problem which materially impacts Customer’s operations or the provision of Services hereunder will carry-over to the next business day, Fidelity will provide Customer with a status report for the problem and an estimate of the resolution time and course, if possible.

10. TRAVEL AND EXPENSES. Customer shall reimburse Fidelity for all reasonable travel and expenses related to the performance of any conversion, special project, or requested Customer visit. This would include the initial conversion to the Fidelity electronic data processing system as well as any other special project that would result in extra travel and expenses being incurred.

11. PERFORMANCE STANDARDS. The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement. The parties acknowledge that the following is a list of acceptable time performance standards (the “Performance Standards”). In the event any performance is suspected or deemed to be unacceptable, Fidelity shall research the cause, with Customer’s reasonable assistance, and will take corrective action (where Fidelity is responsible) or recommend corrective action (where Customer is responsible) and initiate action for correction as soon as reasonably practicable.

11.1 On-Time Deliver – Output of Client. Fidelity shall achieve a [***] average of at least [***] on-time delivery of all of Customer’s output reports as mutually agreed by Customer and Fidelity. On-time delivery shall be [***], Monday through Friday. Fidelity will submit a monthly written report to Customer with the result of the previous [***] performance. The percentages used hereunder shall be calculated by dividing the number of reports that were delivered on-time by the number of reports required as mutually agreed by Client and Fidelity. A report shall not be deemed to have been received on-time unless, in addition to timely delivery, the information reflected therein is correct in every material aspect.

11.2 On-Line Uptime. As described herein, Fidelity shall maintain a [***] average of at least [***] current production on-line uptime, exclusive of scheduled preventative maintenance, application and operating system software upgrades as measured, at the terminal. Fidelity will submit a monthly written report to Customer with the results of the previous [***] performance. Scheduled preventative maintenance and upgrades will be at times designed to minimize or avoid disruption of Customer’s operations. The percentages used hereunder shall be calculated by dividing the number of hours that such on-line up-time was achieved by the number of hours scheduled to be available. For the purposes of this calculation, terminal access will be calculated based on [***] Monday through Friday and [***] Saturday.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

11.3 Failure to Meet Performance Standards. In the event Fidelity does not meet the above stated Performance Standards for any [***] period, Customer will inform Fidelity in writing and Fidelity will use every reasonable effort to remedy the cause of such Performance Standards not being met. Fidelity shall not be held liable for a delay or failure in performance of all or a portion of the Performance Standards from any cause beyond its control and without its fault or negligence.

11.4 Performance Penalties and Incentives.

(a) In addition to the remedies set forth in Section 11.3 above, for every [***] that Fidelity fails to meet the Performance Standards in Sections 11.1 or 11.2 over a [***] average, Fidelity agrees to credit Customer with an amount equal to [***].

(b) Conversely, Customer agrees that Fidelity shall accrue incentive credits for exceeding the Performance Standards. For every [***] that Fidelity exceeds the Performance Standards in section 11.1 or 11.2 over a [***] average, Fidelity shall accrue a credit in the amount equal to [***], which accrued incentive credit shall be applied only against future penalties which Fidelity may be required to pay Customer for failure to meet Performance Standards.

(c) Incentives shall not be computed for exceeding Performance Standards for on-time delivery of Customer’s output set forth in Section 11.1 or on-line up-time set forth in Section 11.2 until Fidelity’s performance exceeds a [***] rolling average of [***].

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

FIDELITY INFORMATION SERVICES, INC.

SOFTWARE LICENSE SCHEDULE

COMMENCEMENT DATE

The Commencement Date is the date that the Software identified in this Schedule is delivered to Customer, which in no event shall occur earlier than the Commencement Date as provided in the Core Service Bureau Processing Schedule.

This Schedule together with any attachments and/or exhibits hereto, the General Terms and Conditions to be signed concurrently with this Schedule (“General Terms”), and any written modifications thereto signed and agreed to by Fidelity Information Services, Inc. (“Fidelity”) and Placer Sierra Bank (“Customer”) from time to time hereafter shall be referred to as the “Software License Agreement” or “Agreement”.

1.	LICENSE GRANT AND LIMITATIONS.

1.1	License Grant. The license(s) granted to Customer under this Schedule are effective on the Commencement Date and shall not be delayed by or contingent upon installation, operation, or the delivery or completion of any services. For each item of Software listed on Attachment 1 (see Page 3 therein) – currently only Executive Analytics General Ledger (EAGL) - Fidelity grants to Customer a perpetual, nonexclusive and nontransferable right and license to use the Software for Customer’s own internal use in accordance with the terms of this License Agreement, in machine readable form on the equipment on which it is installed by Fidelity or on which it is licensed solely for operation by Customer; provided, however, that the Licensed Software may be used on other comparable equipment on a temporary basis during a malfunction of the original equipment. If Customer is operating the Licensed Software in-house, those portions of Licensed Software running on servers shall be operated in a single server environment. That portion of Licensed Software running on personal computers shall be operated only on the personal computers in which it is installed. The license granted hereunder shall be perpetual unless terminated earlier pursuant to Section 2.1 of the General Terms.

1.2	Backup and Test Copies. Notwithstanding anything to the contrary in this Schedule, the Software may be transferred to a backup server or system when the primary server or system on which the Software is installed or licensed for use is temporarily inoperable or unusable, to another machine for disaster recovery testing only (which may occur concurrent with normal use of the Software), or for disaster testing, recovery, and processing. Customer may also make no more than [***] copies of the Software for testing, backup, and archival purposes.

1.3	Records. Customer agrees to maintain a record of the number and location of all copies of the Software in its possession. Customer shall provide Fidelity with a copy of such record upon Fidelity’s written request. Following prior written notice, Fidelity or its designee shall have the right to enter Customer’s premises during regular business hours in a non-disruptive manner for the purpose of: a) inspecting the location and use of the Software; b) evaluating Customer’s compliance with the provisions of this Agreement; and c) reviewing the standard procedures of Customer regarding retention, safekeeping, and disposal of all media and materials pertaining thereto.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

1.4	Limitations on License. Customer’s use of the Software is strictly governed by this Agreement. Under no circumstances will any title or ownership in the Software be transferred to Customer, and Customer hereby assigns to Fidelity all right, title and interest it may acquire in and to such Software. Customer may not provide or use the Software for the benefit of its Affiliates unless each such Affiliate has agreed in advance and in writing to be bound by the terms and conditions of this Agreement and Customer has obtained and paid the necessary licenses and paid the appropriate license fees for such Affiliate as determined by Fidelity. Under no circumstances shall Customer:

(a)	Disclose the Software to, permit access to the Software to, or use the Software on behalf of, a competitor of Fidelity;

(b)	Translate, reverse engineer, de-compile, interpret, or disassemble the Software;

(c)	Distribute, sell, lease, or assign the Software;

(d)	Copy or in any way duplicate the Software except as is expressly permitted in this Schedule;

(e)	Use the Software to process accounts or records, or to generate output data, for the direct benefit of, or for purposes of rendering services to, any business entity or organization other than Customer; provided Customer shall not be prohibited from processing its customer’s accounts;

(f)	Make any changes or modifications to the Software; or

(g)	Transfer the Software outside of the United States.

1.5	Notwithstanding anything herein to the contrary, the License is subject to Customer’s (a) payment of the license fee for such Software and (b) compliance with the terms and conditions of this Agreement. Fidelity may terminate the License if Customer fails to pay the license fee or to comply with such terms and conditions. Upon termination of the License for any reason, Customer shall discontinue all use of the Software and shall either destroy and certify destruction by an authorized officer of Customer, or return to Fidelity, all copies of the Software and related documentation which are in Customer’s control or possession.

2.	RISK OF LOSS OR DAMAGE. Risk of loss or damage for all Software and related documentation shall pass to Customer on the Commencement Date.

3.	FEES AND CHARGES. Customer shall pay Fidelity such fees and charges as may be set forth on Attachment 1. Additionally, Customer shall pay Fidelity for all reasonable travel and living expenses incurred by Fidelity’s employees, agents or independent contractors while performing any conversion, installation, training, or similar services for Customer.

4.	WARRANTY AND DISCLAIMER.

4.1	Right to License. Fidelity hereby represents and warrants to Customer that Fidelity is the owner of the Software or otherwise has the right to grant to Customer the rights set forth in this Agreement. In the event of any breach or threatened breach of the foregoing representation and warranty, Customer’s sole remedy shall be as set forth in Section 8.2 of the General Terms.

4.2	Performance Warranty. For [***] following the date the Software is first used by Customer in a production environment, Fidelity warrants that the Software delivered hereunder will perform in all material respects in accordance with the then-current documentation. Fidelity’s sole obligation to Customer under the foregoing warranty is to remedy, at no cost to Customer, any material defects reported to it.

4.3	Software Warranty Exclusions. The warranty set forth in Section 4.2 does not apply to any of the following:

(a)	Improper operation of the Software;

(b)	An event of force majeure;

(c)	Abuse or misuse of the Software;

(d)	Malfunctions of the Software caused by alterations or tampering;

(e)	Malfunction of the Software due to attachment, or addition or use of software and/or equipment not approved by Fidelity; or

(f)	Destruction in whole or in part of the Software by any person other than Fidelity, its agents, representatives, or employees.

5.	SOFTWARE AND/OR EQUIPMENT SUBSTITUTION. In the event Fidelity deems it reasonably appropriate to discontinue, prior to shipment, any specific item of Software listed on Attachment 1, Fidelity shall not be in default provided Fidelity offers Customer substitute software that is substantially similar in all material respects. In the event that the price of such substitute software exceeds the price of such discontinued Software, Fidelity shall notify Customer of the substitute price at least thirty (30) days prior to the date of shipment of such substitute software, and Customer shall have the option to cancel the order for such discontinued Software with no liability to Fidelity with respect to such discontinued or substitute software. In the event that Fidelity does not receive notice of Customer’s election to cancel the order prior to the date of shipment Customer shall be deemed to have agreed to license or purchase, as applicable, such substitute software at the substitute price pursuant to the other terms and conditions hereof.

6.	IMPLEMENTATION SERVICES. If indicated on Attachment 1, Fidelity shall perform implementation services and/or data conversion services in accordance with Fidelity’s standard implementation and conversion procedures.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

FIDELITY INFORMATION SERVICES, INC.

SOFTWARE MAINTENANCE SCHEDULE

INITIAL TERM

[***]

RENEWAL TERM

[***]

COMMENCEMENT DATE

The Commencement Date for the Software Maintenance to be provided shall be the Commencement Date set forth in the Software License Schedule.

This Schedule together with any attachments and/or exhibits hereto, the General Terms and Conditions to be signed concurrently with this Schedule (“General Terms”), and any written modifications thereto signed and agreed to by Fidelity Information Services, Inc. (“Fidelity”) and Placer Sierra Bank (“Customer”) from time to time hereafter shall be referred to as the “Maintenance Agreement”, or “Agreement”.

1. TERM. Unless otherwise terminated as provided for in the General Terms or as may be set forth herein, the term of this Maintenance Agreement shall commence on the Effective Date as set forth on the Signature Page attached hereto and shall expire [***] after the Commencement Date (the “Initial Term”). Thereafter, this Maintenance Agreement will automatically renew for successive terms of [***] each (the “Renewal Terms”) unless either party gives the other party written notice at least [***] prior to the expiration date of the Term then in effect that this Maintenance Agreement will not be renewed beyond such Term. The Initial Term and the Renewal Terms are herein collectively referred to as “Term”.

2. FEES. Customer agrees to pay to Fidelity the Fees for Services for each item of Software listed on Attachment 1 (see Page 3 therein) – currently only Executive Analytics General Ledger (EAGL) -beginning on the Commencement Date in accordance with the payment terms set forth in the General Terms.

3. Covered Maintenance.

3.1 General. Fidelity will provide the maintenance required to cause the Software to operate substantially in accordance with the then-current documentation. Such maintenance will be performed during the Term and includes all labor without additional fees to Customer, except as otherwise provided in this Agreement. Fidelity agrees, as its exclusive obligation hereunder, to use commercially reasonable efforts to correct reported defects in a timely manner based on the severity of the error and its effect on Customer’s business or operations. Minor errors which do not either (i) materially affect Customer’s business or operations or (ii) cause unreasonable disruption to Customer, may be addressed in the next release of the Software. For some errors, Fidelity may provide Customer with a reasonable procedure or “work around” to avoid the effects of the error until it can be addressed in the next release of the Software, provided that such procedure is not unreasonably burdensome to Customer.

3.2 Updates to Software. Fidelity shall provide Customer with all new releases, versions, error corrections, patches, and fixes for the Software which it provides to its customers who have contracted for maintenance services for the Software. Customer shall promptly add to the Software and related documentation (through or under the direction of Fidelity, in the manner indicated), each release, version,

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended error correction patch or fix provided to Customer by Fidelity. Customer’s failure to install any release, version, error correction, patch, or fix provided by Fidelity, shall release Fidelity of any responsibility for the improper operation or any malfunction of the Software as modified by such release, version, error correction, patch or fix, but shall not relieve Customer of any of its obligations hereunder. Fidelity reserves the right to charge additional fees for any new or additional product or for new or additional versions of the Software which introduce significant new functionality or changes in the technology used, provided, or relied upon.

3.3 Telephone Support. Fidelity will provide telephone support for the Software during regular business hours excluding banking holidays. Telephone support shall include (i) diagnosing errors in the Software and malfunctions caused by operator error, (ii) advising Customer of corrective measures, and (iii) clarifying operating instructions contained in the documentation, if applicable.

4. Exclusions from Covered Maintenance. Software maintenance does not include the following:

4.1 Malfunctions and errors caused by (i) unreported defects, (ii) misuse or abuse of the Software, (iii) Customer’s failure to backup its systems, (iv) use of the Software with hardware or software other than that approved by Fidelity for use with such Software, (v) Changes to the Software made by or on behalf of Customer which are not developed in consultation with Fidelity, (vi) maintenance or repair performed by other than authorized Fidelity personnel; (vii) damage to the Software by Customer; (vii) an event of force majeure;

4.2	Repair or replacement of expendable items;

4.3	Standby support for equipment changes, reconfiguration, upgrades or relocations;

4.4	Fidelity-requested involvement in determining or solving a problem on software and/or equipment not covered by this Schedule;

4.5	Replacement Software; or

4.6	On-site service or the installation of any Software or hardware. If Customer requests on-site assistance, Fidelity may provide such support and bill Customer at then-current rates for such services.

5.	Customer’s Responsibilities. Customer shall:

5.1	Timely train its personnel in use and operation of the Software;

5.2	Participate in testing when requested to do so by Fidelity;

5.3	Establishing and institute Fidelity’s reasonably required operating procedures;

5.4	Comply with instructions received from Fidelity verbally or in writing;

5.5	Promptly notify Fidelity of all problems with the Software, and shall, if applicable, provide assistance in identifying and detecting problems, errors, and malfunctions. Upon request by Fidelity, Customer shall provide data and information regarding any errors with sufficient detail and supporting documentation to enable Fidelity to diagnose, and if necessary, recreate the problem, error, or malfunction; and

5.6	Maintain access to the Software for remote access and diagnosis purposes.

6.	Billable Call Maintenance. Any maintenance other than covered maintenance described in this Schedule, will be charged at Fidelity’s then-current rates.

FIDELITY INFORMATION SERVICES, INC.

ITEM PROCESSING SERVICES SCHEDULE

INITIAL TERM

[***]

RENEWAL TERM

[***]

COMMENCEMENT DATE

The Commencement Date for the Services shall be the date Customer executes the Information Technology Services Agreement Signature Page attached hereto.

This Schedule together with any Attachments and/or Schedules hereto (“Schedule”), the General Terms and Conditions (“General Terms”), and any written modifications thereto signed and agreed to by Fidelity Information Services, Inc. of Maitland, Florida (“Fidelity”) and Placer Sierra Bank of Auburn, California (“Customer”) from time to time hereafter shall be referred to as the “Item Processing Services Agreement” or “Agreement”.

As of the Commencement Date, Fidelity will provide to Customer, in a service bureau environment, the Item Processing Services listed on Attachments 1 and 2 attached to this Schedule, as more fully described herein. The pricing for the Item Processing Services listed on Attachments 1 and 2 has been in effect since [***]. All of the Services described in this Schedule will be performed pursuant to Customer’s reasonable specifications, subject to the capabilities of Fidelity’s hardware and software utilized to deliver the Services. All times indicated in this Schedule refer to the time zone in which the Service Center is located.

Unless otherwise terminated as provided for in the General Terms or as may be set forth herein, the term of this Item Processing Services Agreement shall commence on the Effective Date as set forth on the Signature Page attached hereto and shall expire five (5) years after the Commencement Date (the “Term”). Thereafter, this Schedule will automatically renew for successive terms of five (5) years each (the “Renewal Terms”) unless either party gives the other party written notice at least ninety (90) days prior to the expiration date of the Term then in effect that the Schedule will not be renewed beyond such Term. The initial Term and the Renewal Terms are herein collectively referred to as “Term”.

1. DEFINITIONS. The following definitions apply to the Services described in this Schedule and are provided as a supplement to definitions included in the Agreement:

1.1 “Account” means a demand deposit, negotiable order of withdrawal, other checking type of account, money market deposit account, or other savings type account offered by Customer to its end-customer(s).

1.2 “Branch Image Capture” or “BIC” is the capture of Item Images at any location other than the Service Center.

1.3 “BIC Product” is the BIC Services described in this Schedule.

1.4 “Business Day” is each weekday, Monday through Friday, which is not a holiday of the Federal Reserve Bank for the Federal Reserve District in which Customer’s principal office is located.

1.5 “Consumer” is the Customer’s account holder that will be using the Positive Pay Product.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

1.6 “Conversion Services” will mean a mutually agreeable schedule that Fidelity will provide services and instructions reasonably required for Customer to convert to and use the Services.

1.7 “Crippled Statement” will mean an end-customer statement whose number of Items to be enclosed is greater than or less than the enclosure count for that statement or as the result of missing Images.

1.8 “Customer’s Data Processing Services Provider” is the customer itself or vendor appointed by Customer to perform Customer’s core data processing services.

1.9 “Exception Item” will mean an Item, the automated processing of which is interrupted because of a condition defined by Customer, such definitions which may be changed from time to time.

1.10 “Exception Item File” will mean the file of Exception Items that Customer’s Data Processing Services Provider or Customer’s end customer creates and transmits to Fidelity.

1.11 “Fidelity Business Hours” are each Business Day from 07:00 to 18:00.

1.12 “Fidelity Image Archive” will mean the electronic storage of the bitonal front and back item images at a Fidelity designated facility.

1.13 “Fraud Filter Service” is the Fidelity fraud filter application described in this Schedule.

1.14 “Internet Banking Access to Check Images” is the Fidelity home banking archive interface described in this Schedule.

1.15 “Inclearing Item” will mean a Customer Item that Fidelity receives from the Federal Reserve Bank or other financial institution with an incoming cash letter for the purpose of performing Services.

1.16 “Item Image” is a digitized black and white image of the front and back of each Item.

1.17 “Item” is a document or other segment of media on which is recorded information evidencing a withdrawal from or draft against (i) a demand deposit, negotiable order of withdrawal, or other checking account offered by Customer to its customers, or (ii) an internal Customer general ledger account, deposit ticket, loan coupon or cash ticket.

1.18 “Item Posting File” will mean a file that Fidelity creates from captured Items for transmission to Customer’s Data Processing Services Provider.

1.19 “Item Processing Services” are the Services Fidelity will provide to Customer, and Customer will purchase from Fidelity, for their total requirements for Item Processing Services.

1.20 “MICR” is the magnetic ink character recognition information that is encoded on Items for processing.

1.21 “MICR Rejects” will mean Items captured during prime pass that are rejected due to the inability to properly interpret the MICR encoding. The inability to interpret the MICR encoding may be caused by a variety of reasons, including but not limited to: (a) poor MICR encoding; (b) missing MICR encoding; (c) physical document damage. Fidelity will electronically repair and may physically repair the MICR Rejects.

1.22 “Microfilm Replacement” is the capture of Item Images at any Customer location as a means to replace microfilm.

1.23 “Microfilm Replacement Product” is the application described in this Schedule.

1.24 “On-Us Item” will mean an Item that is drawn on the Customer or Customer’s end-customer.

1.25 “Original Item Retrieval” will mean occasionally removing Items from the check vault upon Customer’s request.

1.26 “Over-the-Counter” will mean Items submitted by Customer branch offices, departments, or Customer’s end-customers for the purpose of performing Item Processing Services.

1.27 “Pay-no-Pay Item Decision Process” is the Customer act of marking an Item to be returned or paid using the Fraud Filter, Positive Pay and Signature Verification Products.

1.28 “Positive Pay Product” is the Fidelity positive pay application described in this Schedule.

1.29 “Posting Reversals” will mean the monetary reversal of posted Items.

1.30 “Pre-encoded Item” will mean an Item received by Fidelity that has required MICR line fields encoded, which Fidelity will capture.

1.31 “Prime Pass Item Volume” is defined as the total number of Inclearing and Over-the-Counter or Proof and Transit Items.

1.32 “Return Item” will mean an Item that Customer instructs Fidelity to return. Customer will provide Fidelity with a reason for the return of Return Items.

1.33 “Serial Fine Sort” will mean the sorting of check Items into account, amount, and or check number order.

1.34 “Service” or “Services” are all of the services to be provided by Fidelity under this Schedule, which include Item Processing Services and Conversion Services.

1.35 “Service Center” is the space at one or more locations where Fidelity performs Item Processing Services.

1.36 “Signature Verification” is the act of verifying a written signature on an Item as that of an authorized signatory.

1.37 “Signature Verification Services” is the Fidelity signature verification application described in this Schedule.

1.38 “Special Programming” will mean the provision of programming resources to support Customer’s request for new or modified products or services.

1.39 “Statement Cycle Date” will mean the ending cycle date printed on end-customer’s Account statement.

1.40 “Statement/Notice Rendering” will mean the insertion of an end-customer statement/notice and required Items and inserts into an envelope, sealing the envelope in preparation for mailing to the end-customer. Fidelity may apply postage, which will be recovered by the Customer.

1.41 “System” or “Systems” are (i) computer programs, including without limitation software, firmware, application programs, operating systems, files, and utilities; (ii) supporting documentation for such computer programs, including without limitation input and output formats, program listings, narrative descriptions, operating instructions and procedures, user and training documentation, special forms, and source code; and (iii) the tangible media upon which such programs are recorded, including without limitation chips, tapes, disks, diskettes, and any other storage media.

1.42 “Transit Item” is an encoded or Unencoded Item drawn on another financial institution that Fidelity will capture for the purpose of creating an outgoing cash letter.

1.43 “Unencoded Item” will mean a document received by Fidelity where the dollar amount or any other required data field is not encoded.

2. ITEM PROCESSING SERVICES. Fidelity will provide the following Services to Customer:

2.1 Back Office Services.

(a) Proof of Deposit (POD) – Balancing/ Power Encoding. Fidelity will receive unencoded and pre-encoded Items processed at Customer’s and Customer’s end-customer locations in accordance with mutually agreed upon delivery time. All Unencoded Items delivered to Fidelity by the required delivery deadline will be processed to meet Customer’s outgoing correspondent cash letter deadline; provided, however, that Fidelity will have at least [***] to process the work. Fidelity will use best reasonable efforts to handle Customer’s work received after the required deadline. Fidelity will encode the dollar amount on transit Items.

(b) Item Capture - POD. Fidelity will digitize and capture the black and white images of the front and back of each Pre-encoded Item and each Over-the-Counter Item and assign a batch and sequence number to each Item. Fidelity will electronically pass all captured Unencoded Items through amount recognition software for the purpose of interpreting the courtesy amount and/or legal amount. The dollar amount information record from the MICR line will be completed either automatically or manually for an unsuccessful read.

Fidelity will process Items through a transport that automatically encodes MICR data onto selected Items without an operator keying each Item. Fidelity will complete the transmission of an Item Posting File containing all Over-the-Counter Items to Customer’s Data Processing Services Provider by the timeframe documented in Section 11, Processing Times.

(c) Item Capture – Inclearings. Fidelity will receive Customer’s Inclearing cash letter from the Federal Reserve Bank or other financial institution and balance the Items to the cash letter amount. Fidelity will digitize and capture black and white images of the front and back of each Item and assign a sequential trace number, which becomes a part of the Inclearing transaction. Items rejected from the capture will be corrected and re-entered.

The daily incoming cash letter will be reconciled to the dollar amount charged by the Federal Reserve Bank or other financial institution. All cash letter differences, missing items, extra items, etc., will be reconciled and the proper balancing reports and/or entries will be prepared. All errors detected during the incoming cash letter process are to be adjusted the same Business Day by the timeframe detailed on Section 11, Processing Times. Fidelity will provide Customer with copies of all adjusting entries upon their request that are prepared and the supporting documentation substantiating the adjustment.

Fidelity will complete the transmission of an Item Posting File containing all Inclearing Items to Customer’s Data Processing Services Provider no later than timeframe detailed on Section 11, Processing Times.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(d) Image Item Capture Manual Repair. Upon Customer’s request, Fidelity will manually repair the MICR line of transit Items which were unreadable by high speed processing equipment for the purposes of including such Items in a high speed cash letter.

(e) Image Storage. All captured Images will be stored in the Fidelity Image Archive. Fidelity agrees to provide Customer with on-line access to Item Images for a period not to exceed [***] after the Item Images have been created. Images will be captured and stored in the Fidelity archive and will be available [***] per week, except for time periods designated by Fidelity for performance of system maintenance, repair, and component upgrade or replacement.

Fidelity will grant the ability for Customer to use the applicable computer software to retrieve Item Images by utilizing Customer’s LAN equipment and telecommunications circuitry to access the Item Image archive located at the Fidelity Service Center. Fidelity will authorize access to Item Images for [***] workstations and allow the Customer permission to define user administration. Customer can gain authorization from Fidelity for access to Item Images for additional user workstations as mutually agreed by the parties. Any pricing that might be required for additionally authorized workstations will be determined by Fidelity and approved by Customer prior to installation.

(f) Image Capture Reject/Reentry. For Items not interpreted using amount recognition software, Fidelity will manually complete the electronic dollar amount information record from the MICR line. The higher the successful read rate from the recognition software, the lower the pricing tier.

(g) Balancing Adjustment. Any deposit adjustment of [***] (said dollar amount may reasonably be adjusted over time, based on Customer requirements) will be charged to a Customer specified sundry general ledger account, using a system generated entry. All errors detected during the Over-the-Counter process are to be adjusted the same day. Original copies of adjustments will be processed with the proof transactions; and the offsetting side of the adjustment entry will be sent to the Customer for processing.

Any deposit adjustment of [***] (said dollar amount may reasonably be adjusted over time, based on then current industry standard practices) will be charged to Customer’s end-customer or Customer’s designated general ledger account using forms. All errors detected during the Over-the-Counter process are to be adjusted the same day. Original copies of adjustments will be processed with the proof transactions; and the offsetting side of the adjustment entry will be sent to the Customer for processing.

Fidelity will prepare proof corrections to Customer’s end-customer on forms for reasons including but not limited to:

(i)	Error(s) found in addition or subtraction
(ii)	Check Item was listed for the wrong amount
(iii)	Check Item listed was not enclosed
(iv)	Check Item enclosed, not listed
(v)	Cash not included in deposit total
(vi)	Collections not included in deposit
(vii)	Non-Negotiable Item in deposit
(viii)	Items drawn on foreign institutions

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Fidelity will prepare proof corrections to Customer’s designated general ledger account on forms for reasons including but not limited to:

(ix)	Cash ticket missing
(x)	Cash ticket for wrong amount
(xi)	Wrong cash ticket used
(xii)	Currency included in work
(xiii)	Cashed check Item missing
(xiv)	Cashed check Item enclosed was not listed
(xv)	Cashed check Item for wrong amount
(xvi)	Other miscellaneous correction
(xvii)	Items drawn on foreign institutions

(h) Fine Sort. At Statement cycle time, the Items scheduled for return to Customer’s end-customer will be fine sorted into statement order, which is generally Account number within one or more levels of groups, in preparation for statement rendition. Rejects from the fine sort process will be filed manually.

On a daily basis, at Customer’s request, Fidelity may fine sort internal Customer documents. Daily fine-sorted Items will be available for pickup by Customer or Customer’s courier by the timeframe documented in Section 11, Processing Times.

(i) Warehousing and Destruction. Fidelity will store by cycle and date Items returned in Customer’s end-customer statement. For Items not returned in Customer’s end-customer statements. Fidelity will store for [***].

(j) IRD Print. For branches employing Branch Image Capture, Fidelity will print Image Replacement Documents (IRDs).

(k) Exception Item Pull. According to the documented timeframe in Section 11, Processing Times, the transmission of Customer’s complete Account Exception Item File from Customer’s Data Processing Services Provider to Fidelity will be completed. Fidelity will make Exception Items available for Customer review and available for pickup by Customer or Customer’s courier by the timeframe documented in Section 11, Processing Times; provided, however, that Fidelity will have at least [***] to process the Exception Items file from Customer’s Data Processing Service Provider.

(l) Return Items - Outgoing. Items designated by the Customer as Return Items will be returned by Fidelity to the Federal Reserve Bank the same Business Day; provided Customer has met the applicable Fidelity Return Item deadline. Items to be returned by Fidelity will be marked in accordance with Federal Reserve regulations.

After Customer has reviewed its Exception Item reports and made the necessary pay/no-pay decisions, Customer’s Data Processing Services Provider will complete transmission of a file in a format mutually agreed to by the parties containing all Return Item requests with reason for return by the timeframe in Section 11, Processing Times, for Items captured the previous Business Day. Fidelity will out sort, balance to Customer provided control total and properly stamp each Item to be returned with the Customer’s designated reason, and prepare the Return Item cash letter to be picked up by the Customer or Customer’s courier for delivery to the Federal Reserve Bank the timeframe detailed on Section 11, Processing Times. One cash letter copy is to be retained by Fidelity and one copy will be forwarded to Customer.

Fidelity will qualify each Return Item in accordance with Regulation “J” specifications; provided that the applicable Return Item deadline has been met by Customer.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(m) Large Item Returns. Fidelity will, as designated by the Customer, begin to notify the financial institution of first deposit of all dishonored checks for $2,500.00 or more, or other amount to remain in compliance with Regulation CC and J and any other applicable Federal laws and regulations. By the timeframe detailed in Section 11, Processing Times, Fidelity will have completed transmission of large Item notifications for those Items requiring them that were presented the previous Business Day. Fidelity will make a report of all large Item notices processed on the previous Business Day available for pickup by Customer or Customer’s courier by the timeframe detailed in Section 11, Processing Times of the Business Day following dispatch of the Return Item cash letter and transmission of the large Item notification. Fidelity requires a ten (10) Business Day written notification to commence this service. Any fees from EARNS or Fedline will be re-billed to the Customer.

(n) ACH Returns. ACH Items designated by the Customer as Return Items will be returned by Fidelity to the Federal Reserve Bank the same Business Day; provided Customer has met the applicable Fidelity Return Item deadline.

(o) Manual Item Retrieval. At customer’s request, Fidelity will retrieve Items out of the Item Warehouse.

(p) Image CD Production. For end-customers who receive an Image statement, if purchased Fidelity will retrieve check Images from the Fidelity-controlled online archive; merging those check Images with the corresponding periodic statement text; and write that data to a CD for delivery to and use by the end-customer. The Customer must purchase from Fidelity, software that will enable their customers to retrieve their Item Images from a CD. The software can be licensed for the Customer’s customers for a [***] fee of [***] per copy.

(q) In the event Customer requests Fidelity to provide DVD’s of Item Images, Fidelity will provide such Item Images to Customer, if available to Fidelity, and Customer agrees to pay Fidelity for such services at Fidelity’s then-current hourly rate.

(r) CD or DVD Viewing Software. Customer will purchase from Fidelity, [***] of the software that will enable a Customer’s workstation to retrieve their Item Images from a CD or DVD.

(s) Miscellaneous Print. Fidelity will receive a print text file in a format mutually agreed to from Customer’s Data Processing Service Provider according to the timeline detailed in Section 11, Processing Times. Fidelity will print text in simplex or duplex mode, as is mutually agreed to by Customer and Fidelity.

(t) Statement Printing. Fidelity will receive a statement print text file(s) and a statement reconciliation file(s) in a format mutually agreed to from Customer’s Data Processing Service Provider according to the timeline detailed in Section 11, Processing Times. If necessary, the file should contain the following segregation categories: (a) Image statements, (b) with Item enclosures less than fifty (50), (c) with Item enclosures fifty (50) or greater; (d) zero Item enclosure; and (e) special request statements. Fidelity will print statement text and Item Images for Image statements in simplex or duplex mode, as is mutually agreed to by Customer and Fidelity, in preparation for statement rendering. The print quality will be consistent with that required by automated ZIP code sorting equipment and acceptable to Customer, Fidelity and the United States Postal Service.

(u) Rendering. Fidelity will use an insertion machine to read the intelligent insertion marks or bar code imprinted on the statement/notice, fold the correct number of pages, insert the statement/notice and inserts into a Customer provided standard window envelope that is of a quality consistent with that required by automated Statement/Notice Rendering equipment and acceptable to Customer and Fidelity and seal the envelope and place a generic postage indicia before mailing. Fidelity will invoice Customer for, and Customer will pay all of such postage expenses invoiced by Fidelity.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(v) Traditional Statement Printing and Rendering with Enclosures. Fidelity will manually render traditional statements and will count all Items and match this count against the number of enclosures indicated on the statement. If the count matches, Fidelity will insert the statement, Items and any inserts into a Customer provided envelope that is acceptable to Customer and Fidelity and seal the envelope. Fidelity will invoice Customer for, and Customer will pay all of such postage expenses invoiced by Fidelity.

Fidelity will review fine sort reject Items and where possible resolve Item count discrepancies prior to categorizing a statement as a Crippled Statement. If any Item count discrepancy cannot be resolved, Fidelity will follow Customer’s written instructions for statement handling; such instructions to be mutually agreed to in advance for statement handling. Fidelity will process as exceptions any statements that are not to be mailed to the end-customer via pre-sort first class mail. These exception statements will be identified by unique intelligent insertion marks or bar code, which will be mutually agreed upon by Fidelity and Customer. From information printed on the statement or provided separately by Customer, Fidelity will forward the statement to the appropriate location as designated.

Fidelity will process all statements that are deemed crippled and forward to the appropriate location as designated. These could be made available for pickup by Customer or Customer’s courier according to the timeline detailed in Section 11, Processing Times, following determination of the Crippled Statement condition.

(w) First Statement Insert. Fidelity will insert [***] statement/notice inserts into a Customer provided standard window envelope. The statement inserts will be of a size, format and quality that is consistent with that required by automated Statement Rendering equipment and acceptable to Fidelity. The proposed statement/notice inserts will be submitted to Fidelity at least [***] Days in advance of the Statement Cycle Date.

(x) Additional Statement Inserts. Fidelity will insert up to [***] additional statement/notice inserts into a Customer provided standard window envelope. The statement inserts will be of a size, format and quality that is consistent with that required by automated Statement Rendering equipment and acceptable to Fidelity. The proposed statement/notice inserts will be submitted to Fidelity at least [***] Days in advance of the Statement Cycle Date.

(y) Check Printing. Fidelity will receive a print text file in a format mutually agreed to from Customer’s Data Processing Service Provider according to the timeline detailed in Section 11, Processing Times. Fidelity will print checks in simplex or duplex mode, as is mutually agreed to by Customer and Fidelity using pre-printed stock provided by Customer.

(z) Special Handling Statement. Based on criteria established by Customer and using mutually agreed upon procedures established by Fidelity and Customer, Fidelity will outsort statements for special handling and disposition.

(aa) Manual Signature Verification. Based on mutually agreed upon procedures established by Fidelity and Customer, Fidelity will review signatures on on-us items.

Customer acknowledges that Fidelity does not employ experts in detecting fraud. Customer agrees to accept full responsibility for the payment of all instruments, defend and hold harmless Fidelity against any claim made by any person that is based on Fidelity’s providing this service.

(bb) Faxes and Photocopies. At Customer’s request, Fidelity will provide a facsimile or photocopy of an Item.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(cc) Research. At Customer’s request, Fidelity will provide Customer with assistance to resolve out-of-balance conditions in particular, inbound or outbound check processing operations.

(dd) Additional Cash Letters. Outgoing cash letters will be prepared in accordance with Customer’s cash letter requirements. Items for cash letter endpoints greater than [***] will be charged an additional [***] per month, then all other endpoints greater than [***] will be charged [***] per month. One cash letter endpoint is included at [***] cost.

(ee) External File Transmissions. Fidelity will transmit and receive all files mentioned above in this schedule that pertain to Image Item Processing and documented in Section 11, Processing Times. The fee for this service is [***] if Fidelity is Customer’s Data Processing Service Provider.

(ff) Postage Processing. Fidelity will accept mail from Customer offices destined for the post office, apply postage, and dispatch with other outgoing mail. Postage applied will be rebilled separately to the Customer.

(gg) [***] Backbill on Lease. Customer will pay Fidelity [***] of utilities of Placer Facility at 679 Lincoln Way, Auburn, CA, 95603 as long as Fidelity is the primary tenant.

(hh) Shred. Fidelity will and turn items older than [***] over to a destruction agent.

2.2 Other Services.

(a) Item Posting File Transmission Contingency. In the event that Fidelity is unable to successfully transmit any Item Posting File to Customer, Fidelity will burn a CD-ROM or DVD containing the data and make it available for pickup by Customer or Customer’s courier, or, arrange for courier delivery to Customer’s Data Processing Services Provider.

(b) Image Processing System Reports. Fidelity will provide standard reports - All Items Listing, Cash Letter Detail, Cash Letter Summary, Change Log, and the Item Balancing Sheet – in a mutually acceptable format each Business Day and make the file available for pickup by Customer using a TCP/IP transfer utility or physically available by the timeframe documented in Section 11, Processing Times.

2.3 Miscellaneous.

(a) Programming Support. Fidelity will provide Special Programming at Customer’s request for new or modified products or services at the current programming hourly rate.

(b) On-site Consulting. Fidelity will provide item processing consulting services at Customer’s request for new or modified products or services at the current hourly rate.

(c) Courier Services. Customer will be responsible for the selection, expense and overall management of the couriers that are used for the transportation of all Items, records, and other data between Customer offices and the Service Center, the Inclearing Items from the Federal Reserve Bank to the Service Center, and for the transportation of Transit Items to the Federal Reserve Bank or other upstream correspondent banks. The parties agree that such courier service may be either an existing courier service shared by other Fidelity customers or, if Customer in its sole discretion determines that it is not feasible or desirable to utilize such existing courier service, such other courier service as is designated by Customer.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(d) Change of Core Provider. Customer will provide Fidelity with at least [***] advance written notice of its intent to change Customer’s Data Processing Services Provider. If Customer elects to change its Data Processing Services Provider, Customer will pay to Fidelity the certification and related charges necessary for Fidelity to determine how the image item capture services provided under this Schedule may continue to be provided following such change.

3. INTERNET BANKING ACCESS TO CHECK IMAGES.

3.1 Statement of Services. This Internet Banking Access to Check Images Product is designed and usage is intended to enable the access, retrieval, and transfer of a single Item Image from the Fidelity Image Archive to the Customer’s home banking application utilized by account holders of Customer for presentation of a single Item Image per each account holder’s request. Use of the Home Banking Archive Interface Product for all other purposes is expressly prohibited without the written approval of Fidelity. This Schedule authorizes use of the Home Banking Archive Interface Product to interface with the following home banking application (check one box only):

☐	Fidelity eBanking – Home Banking
☐	Fidelity eBanking – Business Banking
☐	Digital Insight Home Banking
☐	Digital Insight Business Banking
☐	Fundtech
☐	Q-Up
☐	OSI
☐	PremiereCom and/or PremiereCorp
☐	S1
☐	FundsXpress
☐	Online Resources

Fidelity or its designees will perform all modifications or customizations to the Home Banking Archive Interface Product requested by Customer under an approved written professional services agreement between the parties.

3.2 Payment for Services. In consideration for the provision set forth above, Customer will pay Fidelity the amounts set forth in Attachment 1 attached hereto after the Implementation Date of the Home Banking Archive Interface Product. Monthly fees are for management and operation of the Home Banking Archive Interface Product as defined and exclude all other charges, specifically necessary telecommunication connectivity requirements.

3.3 Customer Responsibilities. Customer will (i) provide all telecommunications components necessary for connectivity between the Home Banking Archive Interface Product and Customer’s home banking application; (ii) provide Fidelity specifications necessary for the implementation and testing of the Home Banking Archive Interface Product; (iii) grant Fidelity access to data generated by the Home Banking Archive Interface Product for support purposes; (iv) contract with Fidelity for Fidelity Image Archive services; and (v) perform all commercially reasonable user authentication, data encryption, “firewall protection”, and security management related to connecting and using the Home Banking Archive Interface Product and accessing the Fidelity Image Archive that is accordance with: (a) generally accepted industry standards, (b) industry regulatory requirements, and (c) Fidelity published network connectivity standards.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

3.4 Performance Standards. The Home Banking Archive Interface Product will be available [***] days per week except for time periods designated by Fidelity to perform system maintenance, repair, and component upgrades or replacement. Images captured by Fidelity will be available to the Home Banking Archive Interface Product by [***]. Images will remain available to the Home Banking Archive Interface Product for a period not to exceed [***] days.

Fidelity’s failure to achieve this performance standard will not be conclusive evidence of a material breach by Fidelity of its obligations under this Schedule. Customer may, however, if the facts and circumstances of such failure so warrant, declare a material breach of this Schedule.

3.5 Home Banking Archive Interface Product Warranty. CUSTOMER’S SOLE WARRANTY WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIDELITY IN PROVIDING THE SERVICE UNDER THIS SCHEDULE, IS THE WARRANTY PROVIDED BY SUCH THIRD PARTY AS IT MAY BE AVAILABLE TO CUSTOMER. FIDELITY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THE PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES. Customer acknowledges that Fidelity has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable license agreement between Fidelity and such vendor.

4. FRAUD FILTER SERVICES.

4.1 Statement of Services. Fidelity will provide to Client access to and use of the Fraud Filter Product for the following fraud filters to enable the Client to make Pay-no-Pay Item Decisions: (i) high dollar Items; (ii) new account deposit watch; (iii) special account watch; (iv) serial variance; and (v) amount variance. Fidelity will also provide: (i) seat licenses for online access to the Fraud Filter Product; (ii) rights to acquire additional seat licenses at current Fidelity price; (iii) process Client’s data utilizing the Fraud Filter Product and report Fraud Filter Product processing results; (iv) one day of training and one copy of user documentation to enable Client to utilize the Fraud Filter Product; and (v) Fraud Filter Product support during Fidelity Business Hours. As new filters become available, Fidelity will provide documentation and/or pricing information. Fidelity shall install the Services herein within ninety (90) days of Customer’s execution of the Signature Page attached hereto.

4.2 Payment for Services. In consideration for the provision forth above, Client will pay Fidelity the amounts set forth in Attachment 1 attached hereto after the Implementation Date of the Fraud Filter Product.

4.3 Client Responsibilities. Client will (i) provide resources necessary for the installation of certain Fraud Filter Product components at Client’s premise including, but not limited to, recommended hardware, software, and telecommunications; (ii) provide specifications necessary for the implementation and testing of the Fraud Filter Product; (iii) grant Fidelity access to data generated by the Fraud Filter Product for support purposes; (iv) perform assigned functions to maintain the integrity of the Fraud Filter Product’s database; (v) enter account information and other data as required to activate the Fraud Filter Product; (vi) perform Pay-no-Pay Item Decision Process by a mutually agreed upon time; (vii) install all Fidelity provided Fraud Filter Product enhancements and corrections in the manner instructed by Fidelity; and (viii) restrict usage of the Fraud Filter Product to its stated purpose.

Without Fidelity’s prior written consent, Client will not (i) sell, assign, rent, lease, transfer, or disclose to any third party the Fraud Filter Product; (ii) use the service for the commercial benefit of any third party; or (iii) copy, reproduce, reverse engineer, decompile, disassemble or separate component parts of the software that is made available to Client pursuant to this Exhibit. Client may transfer its use of the software that is made available to Client pursuant to this Exhibit to a backup or replacement system on a temporary or permanent basis provided Client gives prior written notice to Fidelity and discontinues use of such software on the original equipment.

4.4 Performance Standards. Fidelity will run the update cycle for the Fraud Filter Product [***]. Updated result files will be ready for Client review by [***].

Fidelity’s failure to achieve this performance standard will not be conclusive evidence of a material breach by Fidelity of its obligations under this Exhibit. Client may, however, if the facts and circumstances of such failure so warrant, declare a material breach of this Exhibit.

4.5 Fraud Filter Product Warranty. Client acknowledges that Fidelity does not employ experts in detecting fraud and that use of the Fraud Filter Product will not eliminate the risk or exposure to fraud that is inherent in Client’s business. Client agrees to accept full responsibility for the payment of all instruments, whether or not the instrument passed the scrutiny of the Fraud Filter Product and Client will indemnify, defend and hold harmless Fidelity against any claim made by any person that is based on Fidelity’s providing access to and use of the Fraud Filter Product.

WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIDELITY IN PROVIDING THE SERVICE UNDER THIS EXHIBIT, FIDELITY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THEIR PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Client acknowledges that Fidelity has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable license agreement between Fidelity and such vendor.

5. SIGNATURE VERIFICATION.

5.1 Statement of Services. Fidelity will provide to Client access to and use of the Signature Verification Product including: (i) the one-time automated conversion of signatures; (ii) seat licenses for online access to the Signature Verification Product; (iii) rights to acquire additional seat licenses at current Fidelity price; (iv) process Client’s data utilizing the Signature Verification Product and report Signature Verification Product processing results; (v) one day of training and one copy of user documentation to enable Client to utilize the Signature Verification Product; and (vi) Signature Verification Product support during Fidelity Business Hours. Fidelity shall install the Services herein within one hundred fifty (150) days of Customer’s execution of the Signature Page attached hereto.

5.2 Payment for Services. In consideration for the provision set forth above, Client will pay Fidelity the amounts set forth in Attachment 1 attached hereto after the Implementation Date of the Signature Verification Product.

5.3 Client Responsibilities. Client will (i) provide resources necessary for the installation of certain Signature Verification Product components at Client’s premise including, but not limited to, recommended hardware, software, and telecommunications; (ii) provide specifications necessary for the implementation and testing of the Signature Verification Product; (iii) grant Fidelity access to data generated by the Signature Verification Product for support purposes; (iv) provide adequate resources to maintain integrity of the database information, any significant re-installs or conversions required by misuse or neglect by Client will be at the then current hourly rates of Fidelity or its designees; (v) enter account information and other data as required to operate the Signature Verification Product; (vi) perform Pay-no-Pay Item Decision Process by a mutually agreed upon time; (vii) install all Fidelity provided Signature Verification Product enhancements and corrections in the manner instructed by Fidelity; and (viii) restrict usage of the Signature Verification Product to its stated purpose.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Without Fidelity’s prior written consent, Client will not (i) sell, assign, rent, lease, transfer, or disclose to any third party the Signature Verification Product; (ii) use the service for the commercial benefit of any third party; or (iii) copy, reproduce, reverse engineer, decompile, disassemble or separate component parts of the software that is made available to Client pursuant to this Exhibit. Client may transfer its use of the software that is made available to Client pursuant to this Exhibit to a backup or replacement system on a temporary or permanent basis provided Client gives prior written notice to Fidelity and discontinues use of such software on the original equipment.

5.4 Performance Standards. Fidelity will run the update cycle for the Signature Verification Product [***]. Updated result files will be ready for Client’s review by [***].

Fidelity’s failure to achieve this performance standard will not be conclusive evidence of a material breach by Fidelity of its obligations under this Exhibit. Client may, however, if the facts and circumstances of such failure so warrant, declare a material breach of this Exhibit.

5.5 Signature Verification Product Warranty. Client acknowledges that Fidelity does not employ experts in detecting fraud and that use of the Signature Verification Product will not eliminate the risk or exposure to fraud that is inherent in Client’s business. Client agrees to accept full responsibility for the payment of all instruments, whether or not the instrument passed the scrutiny of the Signature Verification Product and Client will indemnify, defend and hold harmless Fidelity against any claim made by any person that is based on Fidelity’s providing access to and use of the Signature Verification Product.

WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIDELITY IN PROVIDING THE SERVICE UNDER THIS EXHIBIT, FIDELITY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THEIR PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Client acknowledges that Fidelity has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable license agreement between Fidelity and such vendor.

6. POSITIVE PAY.

Not applicable at this time.

7. BIC SERVICES.

7.1 Statement of Services. Customer will provide, at Customer’s expense and as documented in Attachment 1, attached hereto, the BIC hardware and software utilized within the branches or other locations designated by Customer and telecommunications connectivity between Customer locations and the Service Center.

Fidelity will receive Item Images from Customer’s BIC locations by the timeframe documented in the Processing Times section of this Schedule. Using amount recognition technology software, Fidelity will attempt to interpret the amount of each BIC Item. Fidelity will complete the electronic dollar amount information record from the MICR line for those items not recognized by amount recognition software and key other required fields of data where the MICR could not be correctly interpreted during BIC. Fidelity will balance BIC Items and create an Items Posting file for transmission to Customer’s Data Processing Services Provider. Fidelity or Customer may process the Transit Items through a transport that automatically encodes MICR data onto selected Items without an operator keying each Item or manually encode the fields.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

The BIC Items will be processed as Over-the-Counter Items at the Service Center or Customer location, which includes balancing; encoding; generating transit cash letters; and performing daily extracts to the Customer’s Data Processing Services Provider. Images and MICR data are stored for uploading to the Fidelity Image Archive.

Fidelity will provide: (i) the acquisition and installation of BIC hardware and software; (ii) process Customer’s data utilizing the BIC Product and report BIC Product processing results; (iii) one day of training (ten hours) per BIC location and one copy of user documentation to enable Customer to utilize the BIC Product; and (iv) BIC Product support via telephone during Fidelity Business Hours. If Fidelity is required to perform BIC Product maintenance or support at the Customer location, Fidelity will provide these services at the current programming hourly rate plus materials and any travel related expenses.

7.2 Conversion Services. Fidelity will provide BIC Conversion Services required to implement a mutually agreed upon number of Customer branch locations for the fee in Attachment 1, attached hereto. Charges for such services will be due and payable in accordance with the terms of this Schedule. Customer and Fidelity will mutually agree upon a business design and implementation plan detailing responsibilities, accountabilities, tasks and timelines. The implementation timeline will commence at contract execution and culminate with the implementation of contracted Services on the Implementation Date of the BIC Product.

Customer and Fidelity will mutually agree upon any modifications to the Implementation Date of the BIC Product.

7.3 Customer Responsibilities. Customer will do the following:

(a) Transmit Item Images and Items to the Service Center or Customer location according to the timeframe detailed in the BIC Processing Times section of this Schedule. Customer will re-transmit or capture and re-transmit Item Images that were not received by Fidelity or were unreadable when received by Fidelity.

(b) Providing the necessary equipment at each BIC location that meets Fidelity requirements; such as, joggers, telecommunications, and BIC units for disaster recovery purposes.

(c) Provide capable technical resources to assist Fidelity with the hardware installation at each location.

(d) Providing a qualified individual(s) for tier-one problem support for all BIC locations. Additionally, this individual(s) will work with the Fidelity support team to resolve issues.

(e) Ensure personnel operating the BIC devices are properly trained and follow documented procedures.

(f) Assist Fidelity in researching out of balance Items at the BIC location before the Items are couriered to the Service Center.

(g) Be responsible for BIC Product maintenance to ensure equipment is in proper working order.

(h) Be responsible for the transportation of all BIC Items, records, and other data between Customer offices and the Service Center and the related costs.

(i) Utilize internal documents that will enhance amount recognition software’s read rates. Read rates must remain higher than 50%.

7.4 Payment for Services. In consideration for the provision by Fidelity of the Services set forth above, Customer will pay Fidelity the amounts set forth in Attachment 1, attached hereto. Hardware and software pricing are bundled in a package offering. The Customer has the option to purchase these separately, but not at the documented prices. Charges for such services will be due and payable in accordance with the terms of this Schedule. Monthly fees are for software maintenance and the support of the BIC Product as defined and exclude all other charges, included but not limited to, necessary telecommunication connectivity requirements. .

7.5 Performance Standards. The BIC Product will be available for use by Customer personnel [***]. Fidelity will meet all established Over-the-Counter service level agreements with the BIC Items. Images will remain available to the BIC Product on the local BIC server until [***]. The length of time will depend upon the volume of Items and the storage capacity of the BIC server.

Fidelity’s failure to achieve this performance standard will not be conclusive evidence of a material breach by Fidelity of this Schedule. Customer may, however, if the facts and circumstances of such failure so warrant, declare a material breach of this Schedule.

7.6 BIC Product Warranty. WITH RESPECT TO COMPUTER HARDWARE AND SOFTWARE SUPPLIED BY THIRD PARTIES AND USED BY FIDELITY IN PROVIDING THE SERVICE UNDER THIS SCHEDULE, FIDELITY DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER ABOUT THEIR PERFORMANCE OR LEGAL OR REGULATORY COMPLIANCE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Customer acknowledges that Fidelity has no duty or responsibility to modify any such third-party product, except to the extent that the vendor thereof has such a duty or responsibility to modify such product pursuant to the applicable license agreement between Fidelity and such vendor.

8. MICROFILM REPLACEMENT.

Not applicable at this time.

9. CUSTOMER RESPONSIBILITIES. Customer will do the following:

9.1 Deliver to Fidelity all Items, in a condition and form consistent with the generally accepted requirements of a high-speed item processing operation. Customer assumes full responsibility for the accuracy, completeness, and authenticity of all Items furnished to Fidelity, and Fidelity will thus be entitled to rely thereon and will have no obligation or responsibility to audit, check, or verify the Items. Without limiting the generality of the foregoing, Customer will have sole responsibility for (a) verifying dates, signatures, amounts, authorizations, endorsements, payment notices, collection times, fees and charges imposed by Customer on its customers and other similar matters on all Items delivered to Fidelity; (b) placing stop payments and holds on Accounts; and (c) determining the correctness of all magnetic ink inscribed or appearing on Items, regardless of by whom or when inscribed. If any Items submitted to Fidelity are incorrect, or in a condition inconsistent with the generally accepted requirements of a high speed item processing operation, Fidelity may, in its sole discretion, either (i) require Customer to resubmit completed and corrected Items, or (ii) correct and complete the Items itself and Customer will pay Fidelity the charges for any additional services provided by Fidelity to correct or complete such Items or otherwise prepare such Items for processing.

9.2 Provide Inclearing, Unencoded and Pre-encoded Items to Fidelity Business Day according to the schedule contained in Section 11, Processing Times.

9.3 Provide to Fidelity by mutually agreeable means, current information reasonably required by Fidelity concerning the Accounts offered by Customer to its end-customers and internal Customer general ledger accounts.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

9.4 Ensure that all Items and other documents or media which Fidelity may be required to process under this Schedule are in a format acceptable to Fidelity and contain, in machine readable form, the data and information required by Fidelity.

9.5 Ensure appropriate personnel of Customer are properly trained to utilize the Item Processing Services.

9.6 In a manner prescribed by Fidelity, Customer will balance non-business Account statement cycles for monthly periodic statements so that approximately the same number of statements are to be prepared on each of the statement cycles (not more than twenty (20) Business Days during the month). The monthly statement print files will be transmitted, in a format acceptable to Fidelity, including intelligent insertion marks or bar coding indicating the number of Items to be enclosed with each statement.

9.7 Communicate any changes or modifications to the statement cycle, permanent or temporary, to Fidelity at least five (5) Business Days in advance of the Statement Cycle Date.

9.8 Cooperate with Fidelity in the performance of Item Processing Services and provide to Fidelity such data and information, management decisions, regulatory interpretations and policy guidelines as Fidelity reasonably requires.

9.9 Provide Fidelity with contact list and escalation procedures to insure that production problems and other issues requiring Customer attention are addressed on a timely basis by the appropriate individual(s).

9.10 Be responsible for the transportation of all Items, records, and other data between Customer offices and the Service Center and the related costs.

9.11 Appoint Fidelity as its agent for purposes of receiving Items from and returning Items to clearing organizations. Customer will notify all appropriate third parties of such appointment and pay or reimburse Fidelity for any charges payable to such clearing organizations for, or required as a condition to, so receiving or returning Items.

9.12 Forward directly to Fidelity any On-Us Items or other Items that are posted by or on behalf of Customer without being entered into the clearing process.

9.13 Networking and communication devices provided by Customer must be approved by Fidelity to insure compatibility with the Fidelity System.

9.14 Provide adequate space for the installation of telephone drop(s) necessary to connect Customer’s terminals with the telephone lines that communicate with the Fidelity Systems. Fidelity agrees to schedule with the telephone company the technical aspects of said installation of the data communications telephone lines. Charges made by the telephone company for the initial installation and ongoing costs of the data communications telephone lines along with any additional drops or changes to the drop locations in the future will be the responsibility of the Customer.

10. SERVICE CHARGES. The fees and charges applicable to the Services are set forth in Attachment 1.

11. PROCESSING TIMES.

11.1 Customer Delivery Requirements.

Over-the-Counter Items	[***]
Inclearing Items	[***]

11.2 File Transmission Requirements

Over-the-Counter Transmission by Fidelity	[***]

Inclearing Transmission by Fidelity	[***]

Statement, Miscellaneous, Check Print Text File Transmission(s) Completed by Customer	[***]

Statement Reconciliation File Transmission(s) Completed by Customer – Image Statement Only	[***]

Exception Item File Transmission Completed by Customer	[***]

Return Item File Transmission by Customer	[***]

11.3 Same Day Settlement by Fidelity.

Same Day Settlement Adjustments	[***]

Same Day Settlement Adjustments Documentation Available for Pick-Up	[***]

11.4 Image Archive Available by Fidelity.

Image Archive Available by Fidelity	[***]

11.5 Return Items and Large Item Returns by Fidelity.

Return Item Cash Letter Available for Pick-Up	[***]

Large Item Notifications	[***]

Large Item Notification Report Available for Pick-Up	[***]

11.6 Exception Items or Crippled Statements Available for Pickup by Customer.

Exception Items Available for Pickup by Customer	[***]

11.7 Print Available for Pickup by Customer.

Print Available for Pickup by Customer	[***]

12. PERFORMANCE STANDARDS. The parties acknowledge that the following is a list of acceptable time performance standards. In the event any performance is suspected or deemed to be unacceptable, Fidelity shall research the cause, with Customer’s reasonable assistance, and will take corrective action (where Fidelity is responsible) or recommend corrective action (where Customer is responsible) and initiate action for correction as soon as reasonably practicable. Fidelity shall not be held liable for a delay or failure in performance of all or a portion of the performance standards that results from Customer’s failure to perform its obligations pursuant to this Schedule, that results from any cause beyond Fidelity’s control or that results without Fidelity’s fault or negligence.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Beginning on the first day of the calendar month immediately following the expiration of one [***] after the date Customer begins using the Item Processing Services in a production environment, Fidelity will perform the Item Processing Services in such a manner so as to meet or exceed the following performance standards. Compliance with the performance standards will be reported and determined on a [***] basis. Customer will report incidents of non-compliance to Fidelity and Fidelity will keep accurate records relating to such compliance. A failure by Fidelity to meet a performance standard will be deemed to be an “Occurrence.” When reasonably possible, Customer must report incidents suspected to be Occurrences to Fidelity within [***], or immediately upon becoming aware of the incident after the [***] deadline.

12.1 Performance Standards.

(a) Inclearing Capture and Posting File Transmission.

Service Description	As set forth in this Schedule.

Prerequisites

Inclearing Items are presented in the industry standard format of:

•      not greater than [***] items per batch and

•      listing for each bundle and

•      Item order matching listing and

•      one cash letter summary listing per sending endpoint.

Inclearings Items are delivered to Fidelity according to the schedule shown in Section 11, Processing Times.

The MICR reject rate will not exceed [***].

Performance Standard	Fidelity will initiate the transmission of the Inclearing Item Posting File to Customer’s Data Processing Services Provider or Fidelity’s core system, as appropriate, according to Section 11, Processing Times, not missing the deadline more than [***] of each month’s Business Day’s processing. Failure to initiate the Inclearings Item Posting File transmission by the applicable deadline is not considered to be a Performance Standard Occurrence unless Customer’s Data Processing Services Provider or Fidelity’s core system is unable to post the Inclearing Item Posting File in a timely manner.

Measurement	Fidelity daily transmission report. Monthly Inclearing Item volume. Late transmissions reported by Customer to Fidelity for review, validation and tracking.

(b) Over-the-Counter Item Processing and Posting File Transmission.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Service Description	As set forth in this Schedule.
Prerequisites

Proofs of Deposit Items are presented in a clean and orderly fashion.

Pre-encoded Items are presented in the industry standard format of:

•      not greater than [***] items per batch and

•      listing for each bundle and

•      Item order matching listing

All items oriented in the same direction

For traditional proof environment, single items must be in separate bundles

Proof of Deposit and Pre-encoded Items are delivered to Fidelity according to the schedule shown in Section 11, Processing Times.

The Pre-encoded Items MICR reject rate will not exceed [***].

Performance Standard	Fidelity will initiate the transmission of the Over-the-Counter Item Posting File to Customer’s Data Processing Services Provider or Fidelity’s core system, as appropriate, according to Section 11, Processing Times, not missing the deadline more than [***] of each month’s Business Day’s processing. Failure to initiate the Over-the-Counter Item Posting File transmission by the applicable deadline is not considered to be a Performance Standard Occurrence unless Customer’s Data Processing Services Provider or Fidelity’s core system, as appropriate, is unable to post the Over-the-Counter Item Posting File in a timely manner.
Measurement	Fidelity daily transmission report. Late transmissions reported by Customer to Fidelity for review, validation and tracking.

(c) Statement Rendering.
Service Description	As set forth in this Schedule.
Prerequisites

Delivery of printed statements, image match file and statement fine sort file according to the schedule contained in Section 11, Processing Times.

Marketing inserts are available [***] prior to insertion; must be of a size, format and quality acceptable to Fidelity.

Performance Standard	[***] of non-Crippled DDA Statements that can be machine-rendered will be rendered and bear a postmark date not exceeding [***] after the Business Day upon which Fidelity receives the statement file for non-month-end statements and [***] for month-end statements, not missing the deadline more than [***] of each month’s Business Day’s processing.
Measurement	Monthly statement volume. Monthly report of statement activity maintained by Fidelity.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

(d) Outgoing Return Item Processing and Large Item Notification.

Service Description	As set forth in this Schedule.

Prerequisites	Complete Return Item data file transmission from Customer’s Data Processing Services Provider or Fidelity’s core system, as appropriate, has been received by the time specified in Section 11, Processing Times.

Performance Standard

1. On-time release of Return Item cash letter within time frames required by applicable law not missing the deadline more than [***] of each month’s Business Day’s processing.

2. On-time electronic notification of dishonored Items of [***] or more within time frames required by law not missing the deadline more than [***] of each month’s Business Day’s processing.

Measurement

Fidelity daily transmission log.

Monthly Return Item volume.

Monthly large item notification volume.

Log of late Return Items volume.

Log of late large item notifications volume.

Late Return Items reported to Fidelity for review, validation and tracking.

Late large Item notifications reported to Fidelity for review, validation and tracking.

(e) Image Item Storage and Archive.

Service Description	As set forth in this Schedule.
Prerequisites

The Inclearing Items MICR reject rate will not exceed [***].

The Pre-encoded Items MICR reject rate will not exceed [***].

Proof of Deposit Items are presented in a clean and orderly fashion.

Pre-encoded Items are presented in the industry standard format of:

•      not greater than [***] items per batch and

•      listing for each bundle and Item order matching listing

All items oriented in the same direction

Inclearings, Proof of Deposit and Pre-encoded Items are delivered to Fidelity according to the schedule shown in Section 11, Processing Times.

Performance Standard	Availability each Business Day by the time specified in Section 11, Processing Times of archived image Items not missing the deadline more than [***] of each month’s Business Day’s processing.
Measurement	Fidelity daily on-line reports. Customer reported instances where archived image Item access was late.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

12.2 Certain Exceptions. Notwithstanding anything contrary in this Schedule, Fidelity will not be responsible for, and may exclude from the calculation of compliance with the Performance Standards, any failure to meet a Performance Standard if, during, and to the extent that such failure is related to or caused by (i) any matter constituting force majeure, (ii) Customer’s failure to perform its obligations under this Schedule where such failure was the proximate cause of the failure to meet the Performance Standard, (iii) special production jobs, testing procedures or other services which are given priority at the request of the Customer, (iv) any significant increase in processing volumes or business resulting from the acquisition, directly or indirectly, of assets or stock of a financial institution by Customer, whether by merger or otherwise, (in each case during a reasonable transition period), (v) significant unforeseen increases in processing volumes or business or any significant change in the nature or scope of Services provided under this Schedule (in each case during a reasonable transition period), (vi) any significant change in the manner in which Customer conducts its business (in each case during a reasonable transition period). Multiple Occurrences on consecutive Business Days for the same Performance Standard which are the result of the same System related cause will be considered a single Occurrence. An incident which results in missing multiple Performance Standards will be considered a single Performance Standard Occurrence which will be categorized (for tracking purposes) based on how Customer reports the failure to Fidelity.

12.3 Performance Standard Credits. For each Occurrence related to a particular service addressed in the above performance standards, Fidelity shall credit Customer with an amount equal to [***] of the fees associated with the affected service. Any such credits shall be reflected on the next regular invoice submitted to Customer.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

FIDELITY INFORMATION SERVICES, INC.

INTERNET BANKING SERVICES SCHEDULE

INITIAL TERM

[***]

RENEWAL TERM

[***]

This Schedule together with any Attachments and/or Exhibits hereto (“Schedule”), the General Terms and Conditions (“General Terms”), and any written modifications thereto signed and agreed to by Fidelity Information Services, Inc. of Maitland, Florida (“Fidelity”) and Placer Sierra Bank of Auburn, California (“Customer”) from time to time hereafter shall be referred to as the “Internet Banking Agreement” or “Agreement”.

As of the Commencement Date, Fidelity will provide to Customer, in a service bureau environment, the Internet Banking Services listed on Attachment 1 attached to this Schedule, as more fully described in Fidelity’s then current version of the Fidelity Internet Banking Service Documentation.

1.	DEFINITIONS

In addition to any other defined terms contained in the Agreement, the following terms will have the following meanings with regard to this Schedule:

1.1	“Commencement Date” means the date the Internet Banking Services to be placed into production or within ten (10) days after Fidelity has notified Customer that such service and/or product is available for Customer’s use in a production environment, whichever occurs first, which in no event shall occur earlier than the Commencement Date as provided in the Core Service Bureau Processing Schedule.

1.2	“Customer Base” means those clients or members of Customer as of the Commencement Date of Services and those who become clients or members of Customer during the term.

1.3	“Customer Data Center” will mean Customer’s internal data processing department, loan origination system, or Customer’s Fidelity service bureau.

1.4	“Documentation” means the installation and operating instructions for Customer’s use of the System.

1.5	“End User” means those in the Customer Base whose data resides in the Fidelity System.

1.6	“Equipment” (if applicable) means Customer’s computer equipment, software, communications software, communications lines, router, channel service unit, dial-up modem, connecting cables, and any additional equipment (e.g. personal computer, emulex box, etc.) needed to meet the required specifications for use with the System.

1.7	“Fidelity’s Secure Server” means the server-grade computers owned and maintained by Fidelity and/or its Processing Agents on which the System and Customer’s website resides.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

1.8	“Fidelity Internet Banking Service Documentation” means Fidelity’s then current documentation which (a) describes the services, (2) sets forth additional terms and conditions governing the provision of the services and (3) sets forth additional Customer duties and obligations regarding the services.

1.9	“Software” means that portion of the System that is comprised of Fidelity’s computer programs installed on Fidelity’s Secure Server.

1.10	“System” will mean Fidelity’s Software and proprietary Internet banking system as more fully described in the Fidelity Internet Banking Services Documentation, together with all modifications made available to Customer under this agreement.

1.11	“Web site” means Customer’s Internet presence found at Customer’s Uniform Resource Locator (URL) address.

2.	TERM

Unless otherwise terminated as provided for in the General Terms or as may be set forth herein, the term of this Internet Banking Services Schedule shall commence on the Effective Date as set forth on the Signature Page attached hereto and shall expire [***] after the Commencement Date (the “Term”). Thereafter, this Schedule will automatically renew for successive terms of [***] each (the “Renewal Terms”) unless either party gives the other party written notice at least [***] prior to the expiration date of the Term then in effect that the Schedule will not be renewed beyond such Term. The initial Term and the Renewal Terms are herein collectively referred to as “Term”.

3.	FEES

Customer agrees to pay the Fees for Internet Banking Services as outlined on Attachment 1 attached hereto in accordance with the payment terms set forth in the Agreement.

4.	FIDELITY’S OBLIGATIONS. Fidelity will:

4.1	Register an Internet domain name on behalf of Customer, for which Customer will be invoiced in the first year at the price set forth in Attachment 1 and annually thereafter at the then-current renewal list price offered by the third party that provides the domain registration service;

4.2	Register a domain security key on behalf of Customer, for which Customer will be invoiced in the first year at the price set forth in Attachment 1 and annually thereafter at the then-current renewal list price offered by the third party that provides the domain security key registration service;

4.3	Provide to Customer specifications for the Equipment Customer will need from time to time for the services; and

4.4	Train Customer personnel in the daily use and operation for the System.

4.5	Provide the services listed on Attachment 1 in accordance with the Fidelity Internet Banking Service Documentation. The applicable parts of the Fidelity Internet Banking Service Documentation are hereby incorporated into this schedule by this reference as if fully set forth herein.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

5.	CUSTOMER’S OBLIGATIONS. Customer will:

5.1	As promptly as practicable following the execution of this agreement, and at its cost and expense, obtain or otherwise make available to Fidelity the Equipment needed for the services; and

5.2	Perform all of its obligations hereunder, including but not limited to testing, reviewing and otherwise adhering to the timeframes set forth in the implementation project plan, in a timely manner; and

5.3	Comply with all reasonable instructions issued by Fidelity from time to time.

6.	SOFTWARE ACCESS RIGHT.

During the term, and subject to the limitations set forth herein, Fidelity grants to Customer a limited, non-exclusive, and non-assignable right to access the Software located on Fidelity’s Secure Server for the purpose of receiving the services and offering the System for use by End Users. Fidelity reserves all rights not expressly granted herein. Without limiting the foregoing, Customer has no right to possess the Software or any copies thereof in any form.

7.	FIDELITY AUTHORIZATON.

Customer acknowledges and agrees that Fidelity’s implementation of the System and provision of services hereunder necessitates certain agreements with third parties (such as licensing agreements for software or hardware used in the System). Customer hereby authorizes Fidelity to:

7.1	Act as Customer’s agent for the limited purpose of entering into, on Customer’s behalf, agreements necessary to register the domain name and the domain security key for Customer; and

7.2	Install any hardware or software reasonably required for Fidelity’s implementation of the System and services; and

7.3	Access End User information and data files from, and deliver information and data files to Customer Data Center on behalf of Customer. Customer agrees to provide all appropriate privacy or other notices to End Users regarding Fidelity’s access to End User information residing at the Customer Data Center. Customer further acknowledges and agrees that Customer’s website may contain identifications (e.g., name, logo or brand) of third-party providers of certain services and expressly authorizes such identifications so long as they are reasonable in size, presentation and frequency.

8.	SYSTEM CHANGES AND FEE CHANGES. Fidelity has the right to:

8.1	Update the System including, without limitation, to (i) make changes in the method of access to or delivery of the System including, without limitation, interface procedures, which are provided to Customer at no additional cost (“Interface Changes”), and (ii) add improvements to the System which are provided to Customer at no additional cost (“System Enhancements”), provided however that the quality of the services is not materially harmed by such modification(s); and

8.2	Substitute any brand or third-party provider of the services, at its sole discretion, at any time with or without notice, provided that the quality of the services is not materially harmed by such substitution. Customer acknowledges and agrees that it will not rely on identification in this agreement of specific brands or names of third-party providers as a promise by Fidelity to use any particular brand or third-party provider.

9.	CUSTOMER INDEMNIFICATION.

In addition to any other indemnification requirements provided in an agreement, with respect to the services provided under this schedule, Customer will indemnify and hold harmless Fidelity from, and defend Fidelity against, any claims arising from Fidelity’s compliance with specifications or instructions of Customer or a member of the Customer Base.

FIDELITY INFORMATION SERVICES, INC.

BILL PAYMENT SERVICES SCHEDULE

INITIAL TERM

[***]

RENEWAL TERM

[***]

This schedule together with any Attachments and/or Exhibits hereto (“Schedule”), the General Terms and Conditions to be signed concurrently (“General Terms”), and any written modifications thereto signed and agreed to by Fidelity Information Services, Inc. of Maitland, Florida (“Fidelity”) and Placer Sierra Bank of Auburn, California (“Customer”) from time to time hereafter, shall hereafter be referred to as the “Bill Pay Agreement” or “Agreement”.

This Schedule sets forth the terms and conditions applicable to Fidelity’s provision of bill payment remittance services (“Electronic Bill Payment Services”) to Customer as set forth in Attachment 1 to this Schedule.

1.	DEFINITIONS

In addition to any other defined terms contained in the General Terms, the following terms shall have the meaning ascribed to them below for the purposes of this Schedule:

1.1	“ACH” shall mean automated clearinghouse services, as described and regulated by the National Automated Clearing House Association (“NACHA”).

1.2	“Billable Account” shall mean an End User’s transaction account with Customer that is active and enabled to pay bills through the Electronic Bill Payment System. An End User’s transaction account that does not fund a bill during any one month, but is still enabled to pay bills through the Electronic Bill Payment System, is considered a “Billable Account.”

1.3	“Branded Website” means a website created and maintained by the Service Provider to be used by Customer for providing services to its End Users. Such website will contain the design and logos of Customer (Customer’s brand) and the functionality of the CSP Services, as defined below. The website domain name shall be selected by Customer from a list of available domain names that the Service Provider has registered in its name and has available for Customer’s use or shall be provided by Customer, if Customer can adequately secure such name and provide a certificate authorizing its use by Fidelity and/or the Service Provider, as necessary, in connection with the Electronic Bill Payment Services.

1.4	“Business Day” shall mean Monday through Friday except those holidays observed by the Federal Reserve Bank of San Francisco with an end-of-day closeout, which as of the Effective Date, ends no earlier than 3:00 p.m. Pacific Standard Time.

1.5	“Commencement Date” means the date the Electronic Bill Pay Services to be placed into production and accessible through Fidelity’s Online Banking or within ten (10) days after Fidelity has notified Customer that such service and/or product is available for Customer’s use in a production environment, whichever occurs first, which in no event shall occur earlier than the Commencement Date as provided in the Core Service Bureau Processing Schedule.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

1.6	“CSP Services” means consolidated services which include (a) the web-based bill consolidation service, where the Service Provider receives and presents e-Bills and Scanned Bills to the User electronically through the Internet, bill storage and archiving services and related customer service to be provided to Customer hereunder, as more fully described below, and (b) the Pay Anyone Services.

1.7	“Day” shall mean a calendar day.

1.8	“Depositor” shall mean any individual or small business depositor maintaining a transaction account with Customer.

1.9	“e-Bill” means a bill created and presented to the Service Provider from an electronic source such as a biller, a billing service provider or a switch/consolidator or lawfully obtained by the Service Provider from another website or database via screen-scraping technology.

1.10	“e-Bill Distribution” means presentment of an e-Bill on a Branded Website through an interface to a third party provider such as a billing service provider or switch/consolidator.

1.11	“e-Electronic Bill Payment” means a consumer-initiated payment of an e-Bill or a Scanned Bill using the Pay Anyone Service.

1.12	“Electronic Bill Payment Services” or “Bill Payment Services” shall mean services set forth in this Schedule which enable consumers and small-business customers of Customer to initiate bill payments paid electronically and via paper checks from a personal computer or other access device capable of accessing Fidelity’s Online Banking Services, as implemented for Customer hereunder.

1.13	“Electronic Bill Payment System” shall mean the software and systems for providing the Electronic Bill Payment Services and made available by Fidelity or the Service Provider.

1.14	“End User” or “User” shall mean a Depositor who is authorized by Customer to access the Electronic Bill Payment Services.

1.15	“Government Payments” shall mean payments made, at Customer’s option, to or at the direction of a governmental agency, organization, and jurisdiction and court directed payments.

1.16	“Legal Requirements” shall mean the federal and state laws, rules and regulations pertaining to Customer’s business.

1.17	“NSF Payment” shall mean any bill payment processed by the Service Provider for and on behalf of an End User that is not funded due to insufficient funds in the Billable Account or is not funded for any other reason outside the Service Provider’s control.

1.18	“Pay Anyone Services” shall mean a service maintained by the Service Provider that enables consumers and small business customers of Customer to initiate bill payments from a personal computer or other access device capable of accessing Fidelity’s Online Banking Services. Through this system, the Service Provider will make U.S. dollar-denominated payments to Payees located in the United States using either electronic or paper-based processes, at its discretion, based on instructions provided via Fidelity’s Online Banking and Bill Payment Services.

1.19	“Payee” shall mean any person or entity that receives and accepts remittance data and corresponding funds from the Service Provider for payments initiated by Payers.

1.20	“Payee Data” shall mean any data associated with a Payee that is related to any Payer’s payment to the Payee.

1.21	“Payer” shall mean any person or entity that uses the Electronic Bill Payment Services provided to Customer and may include the original initiator of the payment, the person or entity on whose behalf a payment is made, and the applicable customer.

1.22	“Payer Data” shall mean any data associated with a Payer that is received, stored, or processed by Fidelity or the Service Provider in providing the Electronic Bill Payment Services.

1.23	“Payment Data” shall mean information regarding an individual payment and includes at a minimum, the Payee name, the amount of the remittance, and the Payee’s account number (i.e., an account number which has been verified according to mutually agreed upon specifications).

1.24	“Scanned Bills” means a paper bill converted to an electronic bill where the Service Provider receives a paper statement and converts it to an electronic image through a scanning service.

1.25	“Service Provider” means the third party service provider used by Fidelity to provide the Electronic Bill Payment Services to Customer.

All other capitalized terms not defined herein shall have the meaning ascribed to them in the various sections below.

2.	TERM

Unless otherwise terminated as provided for in the General Terms or as may be set forth herein, the term of this Bill Payment Services Schedule shall commence on the Effective Date as set forth on the Signature Page attached hereto and shall expire [***] after the Commencement Date (the “Term”). Thereafter, this Schedule will automatically renew for successive terms of [***] each (the “Renewal Terms”) unless either party gives the other party written notice at least [***] prior to the expiration date of the Term then in effect that the Schedule will not be renewed beyond such Term. The initial Term and the Renewal Terms are herein collectively referred to as “Term”.

3.	FEES

Customer agrees to pay the Fees for Bill Payment Services as outlined on the Pricing Attachment or Exhibit attached hereto beginning on the Commencement Date of Services in accordance with the payment terms set forth in the Agreement.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

4.	SERVICES

4.1	Commencement of Service. Upon completion of the implementation of Electronic Bill Payment Services and subsequent acceptance by Customer, as indicated by Customer’s approval of the Electronic Bill Payment Services from the design phase through user acceptance testing, which approval shall be in the mutually agreed upon format, Fidelity shall provide Electronic Bill Payment Services for Payer-initiated electronic payments. Acceptance shall occur on the completion of both (i) Customer’s written notice that the implementation, including Customer testing, has been completed, such notice not to be unreasonably withheld, and (ii) Electronic Bill Payment Services are placed into Customer’s production environment whereby the Electronic Bill Payment Services are available to process payments.

4.2	Service Levels. Fidelity shall perform the Electronic Bill Payment Services in accordance with the service levels that are set forth and described below.

4.3	Customer Service Support. Customer shall provide its End Users with customer care and support that shall include payment research, stop payment, reissue of check payments, and printed copies of cleared checks and any other assistance as mutually agreed upon during the implementation of the Electronic Bill Payment Services. End Users shall access various levels of customer service according to any terms and conditions set forth by Fidelity, Customer and/or the Service Provider, which may change from time to time upon reasonable notice to Customer.

4.4	Modifications to Services. Fidelity may relocate, modify, amend, enhance, update, or provide an appropriate replacement for the software used to provide the Electronic Bill Payment Services, or any element of its systems or processes at any time, or withdraw, modify or amend any function of the Electronic Bill Payment Services, provided that neither the functionality of the Electronic Bill Payment Services nor any applicable service levels are materially and adversely affected. Fidelity will provide Customer with at least fifty-five (55) Days notice of any significant change to the Electronic Bill Payment Services, including, without limitation, any change that would affect Customer’s initial disclosures regarding the Electronic Bill Payment Services under federal Regulation E.

4.5	Partial Termination by Fidelity.

4.5.1	Fidelity may, at any time, withdraw any of the Electronic Bill Payment Services upon not less than one hundred sixty-five (165) Days’ prior written notice to Customer.

4.5.2	Fidelity may also terminate any function or any Electronic Bill Payment Services immediately upon any final regulatory, legislative, or judicial determination that providing such function or portion of the Electronic Bill Payment Services is inconsistent with applicable law or regulation or the rights of any third party. Fidelity shall notify Customer as soon as possible upon learning that such action may be required.

4.5.3	If Fidelity withdraws or terminates any function or any Electronic Bill Payment Services in accordance with Sections 4.5.1 or 4.5.2 above, Fidelity will use commercially reasonable effort to provide Customer with a substantially similar function or Electronic Bill Payment Service prior to such withdrawal or termination.

4.6	Pay Anyone Services.

4.6.1	Payment Initiation.

(i)	Delivery. Fidelity will provide the Pay Anyone Services to End Users who enroll in the Pay Anyone Services and transmit payment instructions through Fidelity’s Online Banking and Bill Payment Services. End Users will be able to initiate payments, subject to any maximum payment limit established by Customer and Fidelity and/or its Service Provider, to any Payee in the United States, U.S. military bases, or U.S. Territories (Guam, Puerto Rico, Virgin Islands).

End Users hyperlinked to the Service Provider for setting up payments and scheduling payments shall be able to:

•	schedule payments for the current Business Day;

•	schedule bill payments up to three hundred sixty-four (364) Days in the future, subject to the capabilities established by Fidelity;

•	schedule bill payments to occur on a regular basis: weekly, bi-weekly, monthly, bi-monthly, semi-monthly, quarterly, semi-annually or annually; and

•	review, change, and cancel scheduled future or recurring payments.

(ii)	Government Payments. Users may initiate payments to, or at the direction of, government agencies, organizations and institutions, and court-directed payments.

(iii)	Back-End Processing. Each Business Day, the Service Provider will consolidate all of the payments made through the Electronic Bill Payment System. Several editing functions check that payment information is correct before remittance is made to the appropriate Payees on behalf of the End Users. The Service Provider then remits the proper funds to all appropriate Payees either electronically, or by check if the Payee is not able to accept electronic remittances. All checks will be mailed using the U. S. Postal Service, first-class mail. The Service Provider will remit credit to Payees the next Business Day after the End User submits request for payment (as stated above for current, future and recurring payments). The average length of time from End User payment request and receipt of payment by Payee may be up to be five (5) Business Days for check payments (subject to delivery by U.S. Postal Service) and three (3) Business Days for electronic payments (subject to the rules and performance of the electronic transmission service provider).

(iv)	Current Payment. The Service Provider will debit the End User’s Billable Account within two (2) Business Days after the End User submits the request for payment, or otherwise as required under the rules of NACHA.

(v)	Future and Recurring Payments. The Service Provider will debit the End User’s Billable Account within two (2) Business Days after the payment or delivery date entered.

4.6.2	Stop Payments. The Service Provider will accept stop payments and subsequent reissues for those check payments beginning five (5) Business Days after the date the End User’s payment remittance processing began on the Electronic Bill Payment System. In situations where it is apparent that the payment is going or has gone to the wrong address or wrong Payee, the Service Provider will accept stop payments and reissues immediately. Electronic payments cannot be stopped. A stop payment fee will be applied whenever any bill payment is stopped by the Service Provider at Fidelity’s, Customer’s, or End User’s request, because the Payee address was incorrectly submitted by the End User, or because the End User requests a refund on a check payment that has not yet cleared. The stop payment fee will not be assessed if (1) the Service Provider stops the payment due to a Service Provider error, (2) the payment was not posted by the Payee even though the End User correctly submitted the Payee address, or (3) the payment check was lost in the mail.

4.6.3	Rejected Payments. If a payment is rejected for any reason, the Service Provider will attempt to contact the End User or Customer for resolution if necessary. If information is not provided from the User or Customer within five (5) Business Days, the Service Provider will cancel the payment and credit the End User’s Billable Account for the amount of the cancelled payment.

4.6.4	Stale Check Expiration. The expiration date for payment checks drawn on the Service Provider’s account is one hundred eighty (180) Days from the date of issuance. If a check has not been presented to the Service Provider for payment on or before the expiration date, the Service Provider will cancel the check, refund the amount of the check to the End User’s Billable Account, and notify the End User that the payment did not post.

4.7	CSP Services. Users utilizing the CSP Services will receive the Pay Anyone Service and have their bills presented online at the Branded Website. The Service Provider will receive User billing information via either electronic or paper-based processes. Either User or Customer must provide the Service Provider with information and authorization necessary for the Service Provider to receive the User bill for processing. User is responsible for the accuracy of account and other information required for accessing User bills. Without limiting the foregoing, the Service Provider shall provide the following:

4.7.1	Integration Services, as described at the Service Provider’s web site, webprojectcontrol.com

4.7.2	CSP Services, including:

•	Host Branded Website

•	e-Bill Distribution

•	Pay Anyone Service for Users transmitting payment instructions through the Branded Website. The Service Provider may use electronic payments or paper payments to process payments. Electronic payments are debited via ACH to the End User account. Paper payments are made via Service Provider-owned check and ACH debit to the End User account.

•	e-Electronic Bill Payment using the Pay Anyone Service. Users will have the option of setting up Payees as one of two bill payment types: (1) recurring; or, (2) variable. Recurring payments are payments of a fixed amount paid on a regular time interval, such as, but not limited to, monthly rent or mortgage payments; once a recurring payment is set up by the User, the Service Provider will automatically execute bill payments according to User instructions until the User cancels or changes those instructions. Variable payments are payments that vary in amount and/or date, such as, but not limited to, utility or credit card payments. Once the User sets up a variable payment, the Service Provider will execute the bill payment instructions according to User instructions for each individual payment.

•	First Level User Support. Customer has elected to have the Service Provider provide first level User support. Customer shall pay for the services as shown in Attachment 1. The Service Provider’s support to Customer regarding Customer’s User service obligations will receive the same degree of priority as similar service performed by the Service

Provider to its other clients. The Service Provider reserves the right to set and change its User support policies, procedures and availability as they apply to all users of the Electronic Bill Payment Services without the consent of Fidelity or Customer.

•	Second Level User Support. The Service Provider provides Second level User support. The Service Provider will interface with Fidelity or Customer (as applicable) representatives and, when necessary, with any User directly to solve any questions or problems that may arise related to the Electronic Bill Payment Services.

•	Data Storage/Archiving

•	Payment Instructions. The Service Provider will store all payment instructions online for a period of twelve (12) months after the date the Service Provider first receives the instructions, after which they will be archived off line for a period of seven (7) years.

•	Paper Bill Images. The Service Provider will store all paper bill images online for a period of twelve (12) months after the date they are first received by the Service Provider, after which they will be archived off line for a period of seven (7) years.

•	e-Bill Images. The Service Provider will store all e-Bill images online for a period of twelve (12) months after the date they are first received by the Service Provider, after which they will be archived off line for a period of seven (7) years.

•	Data Extraction of Bill History. The Service Provider will, on a daily basis, provide access to the Data Extract File sets. These files contain the delta in each of five (5) related databases: Member Information, Funding Accounts, Payee Information, Payment Activity, and Payment Information.

•	Paper Bill Conversion/Scanned Billing. The Service Provider will, upon receipt of paper statements, present such statements to the User electronically, using image-scanning services to transform paper bills designated by the User into electronic documents. Scanned Billing is an optional service available for an additional monthly fee as set forth in Attachment 1.

•	Billing of User. The Service Provider will debit each End User for monthly bill-payment service fees or will provide User transaction data to Fidelity to assist Customer in performing its billing of Users. Such User data will be provided with sufficient level of detail necessary for a Customer to provide accurate billing information for each User in a daily data extract file. The billing data will be provided through a daily data extract of bill history.

4.8	General. The Pay Anyone Services and CSP Services include the following services and functions.

4.8.1	Returns.

•	The Service Provider will automatically (systematically) place a block on the End User’s access to the Electronic Bill Payment Services if the End User has had an ACH debit returned to the Service Provider Pay Anyone Services. No additional bill payments will be processed until the account is properly funded and the return(s) cleared. If a payment request is received while the account is blocked, a letter will be sent notifying the End User that the payment(s) will not be processed. A copy will be sent to Fidelity for pass through to Customer.

•	Upon the first return, the Service Provider will automatically resend all ACH returns under [***], individually and cumulatively, with the exception of debits for payments in which the credit portion was sent electronically. Such debits will be resent regardless of the dollar amount, without verification from Fidelity or Customer.

•	The Service Provider will contact Fidelity and Fidelity will contact Customer to verify all returns exceeding [***], individually and cumulatively. If funds are available, the Service Provider will resend the return(s). If funds are unavailable and if the payment was made by check, a stop payment will be placed on the outbound payment.

4.8.2	Payment Inquiries. The Service Provider will provide services to research and investigate End User payment claims and inquires.

4.8.3	End User Recovery Matters. From time to time, the Service Provider may contact End Users or Customer to correct or recover payment errors. The common sources of payment errors include:

•	Incorrect recipient (Payee);

•	Delivered incorrectly by the postal service;

•	Consolidation error directed the payment to an incorrect party;

•	Stop payment request honored and funds credited to End User’s Billable Account, but the check was paid;

•	Service Provider error; or

•	Duplicate payment made to Payee.

In the case of payment errors, the Service Provider will always contact the Payee first to attempt direct retrieval of the funds. If the Service Provider is unable to retrieve the funds and the End User received benefit of the payment, the Service Provider will seek reimbursement from the End User or Customer. The End User remains in “active” status and may continue to originate bill payment transactions. With respect to errors for which the Service Provider is responsible, the Service Provider will, either through Fidelity or directly to Customer, request Customer’s assistance to collect funds from End Users. If, despite the efforts of all parties, the funds cannot be collected, the Service Provider shall make Customer whole with respect to any funds that remain uncollected.

5.	CLIENT RESPONSIBILITIES

5.1	Updates. Customer is solely responsible for providing Fidelity with updated information with respect to the Payer information required by Fidelity to provide the Electronic Bill Payment Services described in this Schedule, and for any damages incurred as a result of failure to update such information in a timely manner.

5.2	Access to Electronic Bill Payment Services. Customer is responsible for obtaining and maintaining any system interface (e.g., hyperlink communication) access necessary to enable Customer to receive the Electronic Bill Payment Services.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

5.3	Payer Authorizations. Customer is responsible for obtaining appropriate contractual and other required authorizations from, and, as necessary, providing appropriate notices to, Payers.

5.4	Payer Obligations. Customer is responsible for complying with all contractual and other obligations of Customer to Payers.

5.5	Enrollment of Users. Customer acknowledges and agrees that Fidelity and/or its Service Provider are under no obligation to provide any Payer with access to the Electronic Bill Payment Services unless and until Customer has provided Fidelity or its Service Provider with all information and documentation required for Payer set-up. Customer will obtain from each Depositor who desires to access the Electronic Bill Payment Services, or any portion thereof, an agreement or authorization, in such form as Customer may develop, to access the Electronic Bill Payment Services. Such agreement or authorization will include, without limitation, the User’s authorization to allow Customer to provide the Electronic Bill Payment Services to Users and authorization for Customer to initiate ACH debits to the User’s Billable Account. Customer shall cooperate with Fidelity and the Service Provider and provide Fidelity and/or the Service Provider, as applicable, with all necessary information and assistance required for Fidelity and the Service Provider to make the Electronic Bill Payment Services operational and available to Customer.

5.6	Payees. Customer authorizes and directs the Service Provider to contact Payees with respect to payments processed by the Service Provider. All Payee Data and the Service Provider’s Payee database shall be the property of the Service Provider. Fidelity and/or the Service Provider may use the database without limitation for purposes of maintaining and providing Pay Anyone Services for Customer, Fidelity, Fidelity’s other clients and the Service Provider’s other clients.

5.7	Disclosures. Customer will provide End Users with all disclosures required under all applicable Legal Requirements necessary to have access to the Electronic Bill Payment Services, specifically including, without limitation, the initial disclosures required under Regulation E of the Federal Reserve Board (the “Initial Disclosures”), to the extent related to the Electronic Bill Payment Services. Customer shall include in the Initial Disclosures the appropriate telephone number or e-mail address (which may be a telephone number or e-mail address maintained by Customer or a telephone number maintained by Fidelity and/or the Service Provider) for Users to contact with questions about the Electronic Bill Payment Services, and a statement that Customer may require written confirmation of any verbal notice of billing errors.

5.8	Settlement Financial Responsibility. The Service Provider will initiate an ACH debit from each appropriate Billable Account in the amount corresponding to the amount of each payment entered by each End User. By allowing each End User to request payments to be initiated by the Service Provider or by authorizing Fidelity to make this service available on its behalf, the Customer authorizes the Service Provider to initiate ACH debits from Billable Accounts for payment settlement. Customer understands that it is fully responsible for the availability of good funds necessary to settle the bill payment activities of End Users initiated through the use of the Electronic Bill Payment Services. Customer is and shall remain solely and exclusively responsible for the entire amount of any NSF Payment, and Customer shall reimburse Fidelity for the amount of any NSF Payments immediately upon request. Neither Fidelity nor the Service Provider shall be responsible for losses associated with Government Payments. Customer shall be exclusively responsible for and, upon demand, shall reimburse Fidelity for, the amount of any Government Payments which Fidelity and/or the Service Provider reasonably believes it cannot collect for any reason.

5.9	Service Marks and Trademarks. Customer hereby grants to Fidelity and Service Provider, for so long as Fidelity shall be providing the Electronic Bill Payment Services to

Customer, a nonexclusive, nontransferable right and license to use such service marks and trademarks as Customer may designate in connection with any private labeling of the Electronic Bill Payment Services to Depositors.

5.10	Data Accuracy. Customer is responsible for assuring the accuracy of all data and information, instructions, and representations supplied in connection with this Schedule. Fidelity is not responsible for detecting any errors or suspicious activity in information received from Customer.

6.	REMITTANCES

The Service Provider shall initiate (originate) a credit to the appropriate Payee in a manner as deemed appropriate and in accordance with the operating procedures determined agreed upon by the parties during implementation. Provided the Service Provider has an electronic link to the Payee, the payment will be disbursed electronically. Otherwise payment will be disbursed by paper check. Fidelity nor the Service Provider make any representation or warranty that a Payee will post to Payer’s account a credit on the same Business Day by the corresponding payment amount.

7.	SERVICE LEVELS

7.1	Remittance Processing.

7.1.1	Electronic Remittances. Subject to the terms of this Schedule, and upon an End User’s request specifying an electronic Payee (a Payee who is capable of receiving payments electronically), the Service Provider shall transmit and deliver payments to Payers’ accounts at such Payees as specified. Payments will be transmitted and delivered within the [***] after the date that accurate and complete Payment Data and the correct funds are received from the End User.

Settlement funds for payments made electronically shall be distributed to Payees in accordance with the requirements of the Payees.

7.1.2	Paper Remittances. Subject to the terms of this Schedule, and upon receiving an End User’s request specifying a Payee who is not capable of receiving payments electronically, the Service Provider shall generate a paper check and deposit it into the United States mail, first class postage prepaid, addressed to such Payee (or its duly authorized processor) imprinted with data required for such Payee to post payment on behalf of the Payer and/or account number named in the Payment Data, by the [***].

Each such paper check shall meet or exceed the standards set by the American Banker’s Association for check instruments and MICR encoding requirements. Fidelity makes no representations or warranties with respect to the handling and posting of paper payments by Payees.

7.2	Customer Service and Research. The Service Provider shall provide Customer with a browser-based customer service tool (“CST”) to facilitate the provision of customer service, which includes:

7.2.1	Claims. Requests submitted directly by Customer requesting status information on payments, which have resulted in late or missed fees and/or other penalties to customer accounts.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

7.2.2	Transactions. Fully funded, good, valid and complete electronic or paper payment instructions submitted in accordance to the terms of this Schedule by End Users. Payments that are rejected during routine processing routines are not counted as transactions.

7.2.3	Inquiries. Inquiries requested directly by Customer for any of the following types of requests: check copy, electronic payment investigation, or stop and refund.

7.3	Claims and Inquiries. Of the claims, after the initial contact to customer service provided by the Service Provider:

•	[***] shall be handled within [***] Days

•	[***] shall be handled within [***] Days

•	all remaining inquiries shall be addressed on an individual basis, and resolved as quickly as is reasonably possible.

Research performed by the Payee involved is often required to resolve payment inquiries. The Service Provider will work with each Payee to resolve inquiries promptly before it instructs Customer to refer an End User back to the Payee. When possible, the Payee will be provided with copies of checks or ACH transmittal confirmations as necessary for the Payee to complete its research and post the payment correctly.

7.4	Excused Performance Problems. Fidelity shall not be liable for any failure to meet a service level to the extent that such failure is attributable to: (i) a force majeure event; or (ii) acts or omissions of Customer; or (iii) Customer’s breach of its obligations under this Schedule.

8.	EXPIRATION OF TERM

Upon termination of the Electronic Bill Payment Services for any reason, (i) Fidelity shall provide Customer with transitional assistance as requested and in consideration therefore Customer shall pay Fidelity a professional service fee based upon Fidelity’s then-current professional services rates, (ii) all outstanding unpaid amounts due Fidelity shall be due and payable in accordance with the terms and conditions herein, (iii) all outstanding unpaid amounts due Customer and customers (e.g., rejects, returns, disputed invoice amounts, ACH debit errors) will be due and payable in accordance with the terms and conditions herein, and (iv) within thirty (30) Days of termination of Electronic Bill Payment Services, each party shall return the other party’s Proprietary Information (and all copies and reproduction thereof) in its possession. Proprietary Information that is critical to the completion of the Electronic Bill Payment Services required after the termination date (e.g., returns processing, reject processing, error resolution processing, archived transaction information) shall be maintained in accordance with the terms and conditions herein until all Electronic Bill Payment Services requiring such Proprietary Information are completed. All soft copies and electronic backups of Proprietary Information will be deleted from all electronic devices, terminals and stored locations at such time that the Proprietary Information is returned to the other party or no longer required to provide Electronic Bill Payment Services. For the purposes of this Section, transitional assistance may include, but is not necessarily limited to, capacity planning, consulting services, uploading production databases, and testing, unless otherwise agreed to by the parties in writing.

Termination of Electronic Bill Payment Services will not affect Customer’s obligation to pay any amounts then due to Fidelity for any Electronic Bill Payment Services rendered by Fidelity through the termination date or any other fees and charges due and payable under the Agreement.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

9.	REPRESENTATIONS AND LIMITED WARRANTIES

9.1	Customer’s Representations and Limited Warranties. Customer represents and warrants that Customer will assist Fidelity and/or the Service Provider in obtaining and executing the appropriate documents that provide Fidelity or the Service Provider with the legal right and authority, and will continue to have the legal right and authority for so long as Fidelity shall be providing Electronic Bill Payment Services to Customer pursuant to this Schedule, to permit the Service Provider to take the actions with respect to any Payer’s bank or other financial accounts required for Fidelity or the Service Provider to perform the Electronic Bill Payment Services and Fidelity and the Service Provider may, in good faith, rely and act upon information received from Customer in connection with Fidelity’s performance under this Schedule or the Agreement.

9.2	Fidelity Representations and Limited Warranties. Fidelity represents and warrants that:

9.2.1	Fidelity shall provide the Electronic Bill Payment Services in conformity with, and subject to all the terms of and conditions of, this Schedule, including the service level agreements set forth above, subject to the warranty exclusions set forth below. For any portion of the Electronic Bill Payment Service for which no service level is stated, Fidelity shall perform the Electronic Bill Payment Services in a manner consistent with industry standards reasonably applicable to the performance thereof. THIS PERFORMANCE WARRANTY IS SUBJECT TO THE WARRANTY EXCLUSIONS LIMITATIONS SET FORTH BELOW. THIS PERFORMANCE WARRANTY IS ALSO SUBJECT TO THE DISCLAIMERS CONTAINED IN THE AGREEMENT.

9.2.2	In no event shall Fidelity use any Payer Data for any other purpose other than to perform the Electronic Bill Payment Services.

9.3	Performance Warranty Exclusions. Except as may be expressly agreed in writing by Fidelity, Fidelity’s performance warranties do not apply to:

9.3.1	defects, problems, or failures caused by the Customer’s nonperformance of obligations essential to Fidelity’s performance of its obligations; and/or

9.3.2	defects, problems, or failures caused by an event of force majeure.

9.4	Notice of and Correction of Defects. Customer shall notify Fidelity in writing of any alleged breach of this warranty. Fidelity shall have forty-five (45) Days to correct the alleged breach. During this time period, Fidelity shall use reasonable efforts to remedy the breach. Fidelity and Customer shall be responsible for making whatever appropriate adjustments may be necessary to mitigate adverse effects on Customer until Fidelity remedies the breach. Fidelity will assist Customer in making such corrections through the most cost effective means, whether manual, by system reruns or program modifications.

10.	INDEMNIFICATION

Customer shall indemnify Fidelity and the Service Provider from, defend Fidelity and the Service Provider against, and pay any final judgments awarded against Fidelity and/or the Service Provider, resulting from (a) any claim brought by a third party, including End Users, based on or arising out of the Electronic Bill Payment Services, including, without limitation, any End User’s claim for economic loss or other damages; (b) Fidelity’s or the Service Provider’s compliance with Customer’s specifications or instructions; (c) transactions effected with a lost, stolen, counterfeit or misused access code or identification number; (d) any payment initiated by an End User which is not completed due to lack of funds in the End User’s account; and (e) Fidelity’s or the Service

Provider’s use of trademarks or data supplied by Customer, if applicable. This indemnity will not preclude Customer’s recovery of damages from Fidelity pursuant to the terms and subject to the limitations of this Schedule and the Agreement. To the extent any conflicting provisions of this Paragraph and the Agreement exist with respect to indemnification, the provisions of this Paragraph expressly supersede any such provisions of the Agreement.

11.	LIMITATION OF LIABILITY

In addition to the limitations of liability set forth in the Agreement, neither Fidelity, nor the Service Provider, nor any of their suppliers or licensors will be liable for processing or other errors or delays due to incorrect or false information transmitted or otherwise provided to Fidelity and/or the Service Provider.

12.	COMPLIANCE WITH LAWS

Customer shall be responsible for compliance with all applicable laws, rules and regulations relating to Customers’ and End Users’ use of the Electronic Bill Payment Services, including applicable rules and regulations of NACHA. In particular and as applicable: (i) Customer will provide End Users with disclosures required under Regulation E of Federal Reserve Board applicable to the Services; and (ii) Customer shall comply with error and dispute resolution procedures specified under the Electronic Funds Transfer Act of 1978 and the regulations and interpretations promulgated thereunder (including Regulation E of the Federal Reserve Board). While Fidelity and the Service Provider shall not have any responsibility for compliance with such procedures or otherwise resolving disputes between Customers and End Users, the Service Provider will follow the procedures and provide customer service and research services described above in accordance with the service levels. In addition, the Service Provider will use commercially reasonable efforts to maintain procedures to log, monitor, and investigate End User inquiries which are classified by the Service Provider, in its reasonable discretion, as “billing error notices” under Federal Regulation E, and to report results to Fidelity and Customer within time limits established under Federal Regulation E.

13.	OWNERSHIP AND CONFIDENTIALITY

13.1	Confidential Information of Service Provider. “Confidential Information of Service Provider” shall mean all confidential or proprietary information of Service Provider, whether or not marked as such and shall include the Service Provider’s software and all source code, object code, documentation (whether electronic, printed, written or otherwise), working papers, non-customer data, programs, diagrams, models, drawings, flow charts, research, all techniques, processes, inventions, knowledge, know-how, trade secrets (whether in tangible or intangible form or in written or machine readable form), developed by the Service Provider prior to or during the term of the Electronic Bill Payment Services, and any other information relating to the Service Provider. . Customer shall not use, copy, sell, transfer, publish, disclose, display, or otherwise make any Confidential Information of Service Provider available to any third-party without the prior written consent of Service Provider and shall not disclose or use such Confidential Information other than for the purpose of using the Electronic Bill Payment Services, and shall instruct its employees, agents, and contractors to use the same care and discretion with respect to the Service Provider’s Confidential Information that Customer requires with respect to its own most confidential information, but in no event less than a reasonable standard of care, including but not limited to, the utilization of security devices or procedures designed to prevent unauthorized access to such materials. Customer shall instruct its employees, agents, and contractors of its confidentiality obligations hereunder and not to attempt to circumvent any such security procedures and devices. The Service Provider shall at all times be the owner of the Confidential Information of Service Provider.

FIDELITY INFORMATION SERVICES, INC.

eDELIVERY SERVICES SCHEDULE

INITIAL TERM

[***]

RENEWAL TERM

[***]

This Schedule together with any Attachments and/or Exhibits hereto, the General Terms and Conditions to be signed concurrently or dated (“General Terms”), and any written modifications thereto signed and agreed to by Fidelity Information Services, Inc. of Maitland, Florida (“Fidelity”) and Placer Sierra Bank of Auburn, California (“Customer”) from time to time hereafter, shall hereafter be referred to as the “eDelivery Agreement” or “Agreement”.

This Schedule sets forth the terms and conditions applicable to Fidelity’s provision of eStatements and eDelivery services (“eDelivery Services”) to Customer as set forth in Attachment 1 to this Schedule.

1.	DEFINITIONS

In addition to any other defined terms contained in the General Terms, the following terms shall have the meaning ascribed to them below for the purposes of this Schedule:

1.1	“Commencement Date” means the date the eDelivery Services to be placed into production or within ten (10) days after Fidelity has notified Customer that such service and/or product is available for Customer’s use in a production environment, whichever occurs first, which in no event shall occur later than 120 days after the execution of the Information Technology Services Agreement Signature Page, or as otherwise mutually agreed.

2.	TERM

Unless otherwise terminated as provided for in the General Terms or as may be set forth herein, the term of this eDelivery Services Schedule shall commence on the Effective Date as set forth on the Signature Page attached hereto and shall expire [***] after the Commencement Date (the “Term”). Thereafter, this Schedule will automatically renew for successive terms of [***] each (the “Renewal Terms”) unless either party gives the other party written notice at least [***] prior to the expiration date of the Term then in effect that the Schedule will not be renewed beyond such Term. The initial Term and the Renewal Terms are herein collectively referred to as “Term”.

3.	FEES

Customer agrees to pay the Fees for eDelivery Services as outlined on the Pricing Attachment or Exhibit attached hereto beginning on the Commencement Date of Services in accordance with the payment terms set forth in the Agreement.

4.	The eDelivery Services are the electronic delivery of documents application described in this schedule. A detailed description of the eDelivery Services and Customer responsibilities associated with the eDelivery Services is provided in the eDelivery Financial Institution Administrator Guide, which is hereby incorporated into this Agreement by this reference.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

5.	Customer’s print file, in a mutually agreed upon format and delivery method, will be imported into the Fidelity eDelivery server. Customer’s customers’ enrollment will be in a mutually agreed upon format. E-mail invitations will be sent to Customer’s customers whose e-mail addresses are made available pursuant to the terms and procedures contained in the eDelivery Financial Institution Administrator Guide. The e-mail invitations contain a URL link that takes the customers to the agreed upon private label website or Internet banking site where the customers can log in, are authenticated, and retrieve their current monthly statement and/or any other statement, notice or document that has been archived on the Fidelity eDelivery server.

6.	Fidelity will provide: (i) Customer with an electronic statement design for the standard layout with limited color and logo placement options in an Adobe® Portable Document Format; (ii) an archive of Customer’s customers’ statements for a period not to exceed three (3) months unless more storage is purchased; (iii) check image access through Fidelity’s Check Imaging Services or a Fidelity-approved 3rd Party Check Imaging Provider (In the event Customer is utilizing a 3rd Party Check Imaging Provider, Customer is responsible for any fees assessed by that Provider); (iv) initial setup of the eDelivery Services which includes one document or statement type (additional documents, statements and/or notice types will be available upon Customer’s request at Fidelity’s then-standard charges); and (v) remote training for a Customer administrator (additional training is available at Fidelity’s standard professional service rates).

7.	Customer will provide first tier customer service and technical support to its customers using the private label website.

8.	Fidelity will use reasonable efforts to (a) limit the number of hours of scheduled maintenance each month and (b) schedule maintenance within a non-peak usage timeline. However, Fidelity reserves the right to schedule maintenance as necessary. Customer acknowledges that periodically eDelivery Services may not be available because of factors beyond Fidelity’s reasonable control, including without limitation, disruptions attributable to Customer’s Internet service provider or telecommunications provider.

9.	Fidelity will have no liability for errors, destruction, damage or disappearance of eDelivery data belonging to Customer resulting from Customer’s or its customers’/members’ use of the eDelivery services, unless such destruction, damage or disappearance is due entirely to the gross negligence or willful misconduct of Fidelity and, in such case, Fidelity’s sole obligation, and Customer’s sole remedy, is for Fidelity to correct or reconstruct the data or other information.

August 23, 2005

Ronald Bachli

Chief Executive Officer

Placer Sierra Bank

525 J Street

Sacramento, CA

Dear Ron:

In the meeting on Friday, July 22, 2005, several pricing issues were discussed between Fidelity and Placer Sierra Bank (the “Bank”). This letter shall memorialize the fact that the Bank and Fidelity have agreed that said pricing issues, as recapped below, shall be a part of the “New Agreement” and shall apply as if originally a part thereof:

a.	Account Analysis

i.	Bank would like clarification on Account Analysis Charges

ii.	Bank would also like [***] towards any HORIZON future development, if required, for the [***] paid to date and [***] payments made to ITI for improvements to the Premier Account Analysis system in the Premier Core.

Fidelity hereby agrees as follows:

•	HORIZON’s current capabilities for Account Analysis will be provided by Fidelity as a “like/like” service at [***].

•	Any analysis of capabilities and coding for Additional Account Analysis features into HORIZON will be provided by Fidelity as scope of work for the project and Fidelity and the Bank will mutually agree to the project. If it is determined that additional functionality desired was present in the improvements delivered in the ITI Account Analysis enhancements, Fidelity will take into consideration [***].

•	Fidelity Account Analysis, integrated to HORIZON will be charged at [***].

b.	Bill Payment

i.	Should the Bank convert to Metavante Bill Payment from iPay at the time of conversion to the Fidelity internet banking product, the Bank has requested Fidelity to provide a [***] for the remaining depreciation for the iPay product. [***]

Fidelity hereby agrees as follows:

After determination of the amount of [***], Fidelity will provide [***] if the Bank moves from iPay to Metavante Bill Payment.

499 E Balfour Avenue Fresno, CA 93720

(559) 433-9520 FAX (866) 240-4657

1

Ron Bachli

August 23, 2005

c.	Integrated Card Management

i.	Bank was “promised” integrated card management for ELAN and HORIZON

Fidelity hereby agrees as follows:

•	Fidelity will provide “like/like” functionality at [***] any additional functionality provided will be charged at [***].

d.	Business Intelligence

i.	Bank requires a viable replacement to PRIME which allows for calculations and manipulation of data.

ii.	Bank would like to budget for the new Business Intelligence module for HORIZON

Fidelity hereby agrees as follows:

•	HORIZON’s Acquire product and IBM Report Writers will provide replacement of information developed from PRIME at [***].

•	Fidelity will provide pricing for improved Business Intelligence solution, for budget purposes, to the Bank no later than [***].

Finally, please sign in the space provided below acknowledging the Bank’s agreement to the terms set forth in this letter, return the original to me, and retain a copy for your records.

The undersigned has the authority to sign this Side Letter on behalf of Fidelity.

Sincerely,

Patricia Valentino

Director of Major Account Sales

Western Region

cc:	James Susoreny

David Hooston

Randy Reynoso

ACKNOWLEDGED AND AGREED TO:
PLACER SIERRA BANK

By:	/s/ David E. Hooston
Name:	David E. Hooston
Title:	Treasurer
Date:	August 23, 2005

499 E Balfour Avenue Fresno, CA 93720

(559) 433-9520 FAX (866) 240-4657

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